Exhibit 10.1

INVESTMENT AGREEMENT

dated as of February 10, 2025

by and among

Columbus McKinnon Corporation,

CD&R XII Keystone Holdings, L.P.

and

Clayton, Dubilier & Rice Fund XII, L.P.

(solely for purposes of Section 4.13 hereof)

Schedules

Exhibit A: Form of Certificate of Designations

Exhibit B: Form of Registration Rights Agreement

INVESTMENT AGREEMENT, dated as of February 10, 2025 (this “Agreement”), by and among Columbus McKinnon Corporation, a New York corporation (the “Company”), CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), and, solely for purposes of Section 4.13 hereof, Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership (the “CD&R Fund”).

RECITALS:

WHEREAS, the Company is substantially concurrently herewith entering into a Stock Purchase Agreement (as it may be amended or supplemented from time to time, the “Kito Acquisition Agreement”), by and among the Company, Kito Crosby Limited, a company incorporated under the laws of England and Wales (“Kito”), the equityholders of Kito set forth on the signature pages thereto and Ascend Overseas Limited, a company incorporated under the laws of England and Wales, pursuant to, and on the terms and subject to the conditions of which, the Company will purchase all of the issued and outstanding equity of Kito (the “Kito Acquisition”);

WHEREAS, the Company proposes to issue and sell to the Purchaser preferred shares, par value $1.00 per share, designated as “Series A Cumulative Convertible Participating Preferred Shares” (the “Preferred Shares”), having the terms set forth in the Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation in the form attached hereto as Exhibit A (the “Certificate of Designations”), subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Preferred Shares will be convertible into Common Shares;

WHEREAS, the CD&R Fund is substantially concurrent herewith entering into a Limited Guarantee with Kito (the “Limited Guarantee”); and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 5.9.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I.

PURCHASE; CLOSING

Section 1.1. Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 800,000 Preferred Shares (the “Purchased Shares”) at a per share purchase price of $1,000 and an aggregate purchase price for all such Preferred Shares of $800 million (the “Purchase Price”), which Preferred Shares shall be issued to the Purchaser free and clear of any Liens (other than restrictions arising under applicable securities Laws and restrictions set forth in Section 4.10 and the Certificate of Designations).

Section 1.2. Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase by the Purchaser of the Purchased Shares pursuant to this Agreement (the “Closing”) shall be held remotely via telephone or video conference on the date the closing of the Kito Acquisition as contemplated by the Kito Acquisition Agreement occurs (provided that notice of such date of closing of the Kito Acquisition has been delivered to the Purchaser at least three (3) business days prior to such date), after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to their satisfaction or waiver) or at such other date, time and place as the Company and the Purchaser mutually agree in writing (the “Closing Date”). In addition to the three (3) business days’ notice required pursuant to the immediately preceding sentence, the Company shall provide notice to the Purchaser of the Company’s good faith estimate of the date of the Closing Date as soon as reasonably practicable in advance of such date and shall use commercially reasonable efforts to provide such notice at least thirteen (13) business days in advance of the Closing Date, it being understood that the failure of the Company to timely deliver the good faith estimate and notice contemplated by this sentence shall not relieve Purchaser of its obligations to fund the Purchase Price at the Closing.

(b) Subject to the satisfaction or waiver at or prior to the Closing of the applicable conditions to the Closing set forth in Section 1.3, at the Closing:

(1) the Company shall deliver to the Purchaser: (A) evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Shares to the Purchaser, (B) the Registration Rights Agreement, in the form of Exhibit B hereto, executed by the Company and (C) the officer’s certificate required to be delivered by the Company to the Purchaser pursuant to Section 1.3(b)(4) of this Agreement; and

(2) the Purchaser shall deliver or cause to be delivered (A) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the Purchase Price by wire transfer of immediately available funds, (B) the Registration Rights Agreement, in the form of Exhibit B hereto, executed by the Purchaser, and (C) the officer’s certificate required to be delivered by the Purchaser to the Company pursuant to Section 1.3(c)(2) of this Agreement.

Section 1.3. Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or waiver by the Purchaser and the Company at or prior to the Closing of the following conditions:

(1) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity of competent authority, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(2) all applicable waiting periods (and any extension thereof) prescribed by the HSR Act shall have expired or shall have been terminated; and

(3) the Kito Acquisition is being consummated substantially concurrently with the Closing, in accordance with the terms and conditions set forth in the Kito Acquisition Agreement (with only such amendments, supplements or other modifications thereto as permitted by the last sentence of Section 4.2 or as otherwise consented to by the Purchaser in writing), without waiver of the conditions contained in Article IX of the Kito Acquisition Agreement without the Purchaser’s prior written consent.

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or waiver by the Purchaser at or prior to the Closing of the following conditions:

(1) substantially contemporaneously with the Closing, the Company shall have reimbursed the Purchaser for the out-of-pocket costs and expenses described in clauses (a) and (b) of Section 5.1 to the extent such out-of-pocket costs and expenses are incurred prior to the Closing and invoices evidencing the same are delivered to the Company at least three (3) business days prior to the Closing Date (provided that if such invoices are instead delivered on the 2nd business day prior to the Closing Date, then the Company will use commercially reasonable efforts to complete such reimbursement substantially contemporaneously with the Closing);

(2) if the Purchaser has identified the Purchaser Designees to the Company in writing at least three (3) business days prior to the Closing Date, the Company Board shall have taken all actions necessary to, effective immediately upon the Closing and in accordance with Section 4.10, cause each Purchaser Designee to be elected to the Company Board as permitted by Law, and the Purchaser shall have received evidence reasonably satisfactory to it of the taking of such actions (provided that if such identification is instead delivered on the 2nd business day prior to the Closing Date, then the Company will use commercially reasonable efforts to cause such election substantially contemporaneously with the Closing);

(3) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing (other than the obligations set forth in Section 4.3, Section 4.4, the first sentence of Section 4.6 and Section 4.7);

(4) the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company certifying, solely in his or her capacity as an officer of the Company and not his or her individual capacity, to the effect that the conditions set forth in Section 1.3(b)(1) through (3) have been satisfied.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (a) in the SEC Documents filed or furnished by the Company with the SEC, and publicly available, after December 31, 2022 and before the date of this Agreement (but excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or (b) in a correspondingly identified schedule attached hereto, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 2.1. Organization and Authority.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of New York, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Combined Company Material Adverse Effect. True and accurate copies of the restated certificate of incorporation of the Company (the “Certificate of Incorporation”) and the by-laws of the Company (the “By-laws”), each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(b) Each material Company Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Combined Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, that is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

Section 2.2. Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 Common Shares and 1,000,000 preferred shares, par value $1.00 per share, of the Company. As of the close of business on December 31, 2024 (the “Capitalization Date”), there were 28,609,335 Common Shares issued and outstanding and no Preferred Shares of the Company issued and outstanding. As of the close of business on the Capitalization Date, (i) 1,276,016 Common Shares were subject to issuance upon the exercise of stock options outstanding on such date that were granted pursuant to the Company Equity Plan (“Company Stock Options”), of which 457,234 were then unvested; (ii) 245,947 unvested time-based restricted stock units from awards granted pursuant to the Company Equity Plan (“Company RSUs”) were outstanding; (iii) 255,518 unvested performance-based restricted stock units (at target levels of performance) from awards granted pursuant to the Company Equity Plan (“Company PRSUs”) were outstanding; (iv) 323,735 Common Shares were held by the Company in its treasury, and (v) 2,638,643 Common Shares were available for future awards under the Company Equity Plan and no other Equity Securities were available for future awards under the Company Equity Plan. All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other Common Shares or preferred shares have been issued other than those Common Shares subject to issuance upon the exercise or settlement of outstanding Company Stock Options, Company RSUs and Company PRSUs granted under the Company Equity Plan. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(b) No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options, Company RSUs or Company PRSUs and (ii) as set forth in Section 2.2(a), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any Common Shares or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any Common Shares or any other equity securities of the Company (including any rights plan or agreement).

Section 2.3. Authorization.

(a) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Company Board”), including all approvals required by Section 912 of the New York Business Corporation Law. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, and no other corporate proceedings (except (i) to the extent expressly set forth in the other Transaction Documents and (ii) for the adoption of Company Board resolutions appointing the Purchaser Designees at Closing) are necessary for the performance by the Company of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

(b) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, require any payment to or consent by any person under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of any Company Group Member under any of the terms, conditions or provisions of

(x) the Certificate of Incorporation, the Certificate of Designations, the By-laws or the certificate of incorporation, charter, articles of association, bylaws or other governing instrument of any Company Subsidiary or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Company Group Member is a party or by which it may be bound, or to which any Company Group Member or any of the properties or assets of any Company Group Member may be subject, or (ii) violate any Law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to any Company Group Member or any of its respective properties or assets, except in the case of clauses (i)(y) and (ii), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Combined Company Material Adverse Effect.

(c) Other than under applicable federal securities Laws, the securities or blue sky Laws of the various states and approval or expiration of applicable waiting periods under Antitrust Law, including the HSR Act, no notice to, registration, declaration or filing with (other than the Certificate of Designations to be filed with New York State), exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents, except where the failure to obtain such approval or to provide or obtain such notice, registration, declaration, filing, exemption, review, authorization, order, consent or to have such waiting period expire or terminate would not individually or in the aggregate, reasonably be expected to have a Combined Company Material Adverse Effect.

Section 2.4. Sale and Status of Securities.

(a) Subject to the accuracy of the representations made by the Purchaser in Section 3.3, the offer, sale and issuance of the Purchased Shares (i) have been and will be made in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and (ii) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky Laws.

(b) (i) The Purchased Shares and (ii) the Common Shares issuable upon conversion of the Purchased Shares have been duly authorized by all necessary corporate action (except, solely with respect to any Excess Conversion Shares (as defined in the Certificate of Designations), the Requisite Shareholder Approval). When issued and sold against receipt of the consideration therefor as provided in this Agreement and the Certificate of Designations, the Purchased Shares will be validly issued, fully paid and nonassessable and will effectively vest in the Purchaser good title to the Purchased Shares, free and clear of all Liens (other than restrictions arising under applicable securities Laws or the restrictions set forth in this Agreement, including Section 4.10) and no preemptive rights apply to the issuance thereof. Upon any conversion of any Purchased Shares in accordance with the Certificate of Designations, the Common Shares to be issued upon such conversion will be validly issued, fully paid and non-assessable and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than restrictions arising under applicable federal, state or foreign securities Laws or the restrictions set forth in this Agreement, including Section 4.10) and no preemptive rights apply to the issuance thereof. The respective rights, preferences, privileges and restrictions of the Common Shares and Preferred Shares are as stated in the Certificate of Incorporation and the Certificate of Designations, as applicable. Upon effectiveness of the COI Amendment, the Common Shares to be issued upon any conversion of the Purchased Shares will be duly reserved for such issuance.

(c) Neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Shares or Preferred Shares, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Common Shares or Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in neither Regulation D nor any other applicable exemption from registration under the Securities Act being available, nor will the Company take any action or steps that would cause the offering or issuance of Common Shares or Preferred Shares under this Agreement to be integrated with other offerings by the Company.

Section 2.5. SEC Documents; Financial Statements.

(a) The Company has filed all required reports, proxy statements, forms, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) since December 31, 2022 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, as of their respective dates, or if amended, as of the date of the last such amendment, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company Group is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Company Board’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(c) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

(d) The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosures and normal audit adjustments, which are not reasonably expected to be material individually or in the aggregate).

Section 2.6. Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, (ii) liabilities incurred since September 30, 2024 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by the Transaction Documents and the debt commitment letter related to the Debt Financing (as defined in the Kito Acquisition Agreement) and (iv) liabilities that would not, individually or in the aggregate, be material to the Company Group, taken as a whole, the Company Group does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

Section 2.7. Absence of Changes. Since January 1, 2024, through the date of this Agreement, other than as set forth on Schedule 2.7 hereto, there has not been any (i) Combined Company Material Adverse Effect or (ii) action taken by any Company Group Member that, if such action had been taken between the date of this Agreement and the Closing Date, would violate Section 4.6 without the prior written consent of the Purchaser.

Section 2.8. Brokers and Finders. Except for the Placement Agent, the fees and expenses of which will be paid by the Company, no Company Group Member and none of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

Section 2.9. Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding Equity Securities or any of its Equity Securities that may be issued subsequently.

Section 2.10. Compliance with Laws; Anti-Corruption; Trade Controls.

(a) No Company Group Member is, or since January 1, 2022, has been, in violation in any respect of any applicable Law, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole. No Company Group Member, to the Knowledge of the Company or pursuant to any notice received by the Company, is subject to a pending investigation by a Governmental Entity with respect to compliance with any applicable Law, except for (i) such of the foregoing as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or (ii) as otherwise expressly disclosed in the SEC Documents.

(b) Since January 1, 2022, each Company Group Member and, to the Knowledge of the Company, each of its respective officers, directors, employees and agents, (together with the term Company Group Member, collectively, the “Relevant Persons”) have not directly or indirectly violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010 or any other anti-corruption or anti-bribery Laws applicable to any Company Group Member.

(c) Since January 1, 2022, the Relevant Persons have not directly or indirectly taken any act in furtherance of any unlawful payment, gift, bribe, rebate, loan, payoff, kickback or any other unlawful transfer of value, or offer, promise or authorization thereof, to any Person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such Person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty or (ii) inducing such Person to influence improperly his or her or its employer, public or private, or any Governmental Entity, to affect an act or decision of such employer or Governmental Entity, including to assist any Person in obtaining or retaining business, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(d) Since January 1, 2022, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member engaged directly or indirectly in transactions: (i) connected with any of Belarus, Cuba, Iran, North Korea, Myanmar, Sudan, Russia, Syria, Venezuela, the Crimea, Donetsk, or Luhansk regions of Ukraine or the Xinjiang Uyghur Autonomous Region of China; (ii) connected with any government, country or other entity or Person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) or by His Majesty’s Treasury in the UK, or the target of any applicable UN, EU or other international sanctions regime, including any transactions with specially designated nationals or blocked persons designated by OFAC or with persons on any UN, EU or UK assets freeze list; or (iii) that is prohibited by any Law administered by OFAC, or by any other economic or trade sanctions Law of the U.S. or any other jurisdiction, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(e) Since January 1, 2022, no Relevant Person is a Person whose property or interests in property are blocked or frozen under the economic sanctions Laws of the U.S., the EU or any other jurisdiction, and no Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(f) Since January 1, 2022, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member exported or reexported (including deemed exportation or reexportation) any merchandise, software or technology in violation of the Export Administration Regulations, the International Traffic in Arms Regulations, or any other applicable export control Laws of the U.S. or any other jurisdiction, except (in each case) as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(g) Since January 1, 2022, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member taken any actions, refused to take any actions, furnished any information or failed to file any required notification in violation of the applicable U.S. Laws restricting participation in international boycotts, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(h) No Company Group Member is a “covered foreign person” and execution of this Agreement would not constitute a “covered transaction” for a purchaser that is a U.S. person, in each case as described and defined under the regulations administered and enforced by the United States Treasury Department at 31 C.F.R. § 850.101 et seq.

(h) The Company Group has implemented and maintains a compliance program reasonably designed to ensure compliance with applicable anti-corruption, anti-bribery, sanctions and export control Laws.

Section 2.11. Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from NASDAQ nor has the Company received as of the date of this Agreement any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.

Section 2.12. No Additional Representations. Except for the representations and warranties made by the Company in Article II, neither the Company nor any other person makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii) except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 3.1. Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the requisite power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

Section 3.2. Authorization.

(a) The Purchaser has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its shareholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(b) None of the execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or compliance by the Purchaser with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, require any payment to or consent by any person under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (x) its governing instruments or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its respective properties or assets except in the case of clauses (i)(y) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Other than under applicable federal securities Laws, the securities or blue sky Laws of the various states, and approval or expiration of applicable waiting periods under Antitrust Law, including the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

Section 3.3. Purchase for Investment. The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state or other applicable securities laws. The Purchaser (i) acknowledges that it is acquiring the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment and for its own account and not as a nominee or agent for any other Person with no present intention to distribute any of the Purchased Shares to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Shares or the Common Shares issuable upon conversion of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws (and the provisions of Section 4.11 hereof), (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (v) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), (vi) an “institutional account” as defined in FINRA Rule 4512(c) and (vii) (A) has been furnished with or has had access to the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares and to protect its own interest in connection with such investment.

Section 3.4. Financial Capability. The Purchaser has delivered to the Company a true and complete copy of the Equity Commitment Letter, pursuant to which the CD&R Fund has committed, subject only to the terms and conditions thereof, to (i) invest the amounts set forth therein in an amount up to the Purchase Price on the date on which the Closing should occur pursuant to Section 1.2 and (ii) fund the amounts described therein as necessary to fund certain monetary damages as may be owed by the Purchaser as a result of a Purchaser breach of this Agreement to the extent such damages would be payable pursuant to the terms of this Agreement and the Equity Commitment Letter. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto. At the Closing, the Purchaser will have available funds necessary to consummate the purchase and pay the Purchase Price on the terms and conditions contemplated by this Agreement. The Purchaser is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date. There are no conditions precedent related to the funding of the full amount of the financing committed pursuant to the Equity Commitment Letter other than as expressly set forth in the Equity Commitment Letter.

Section 3.5. Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

Section 3.6. Ownership. As of the date of this Agreement, neither the CD&R Fund, the Purchaser nor any of their respective controlled Affiliates are the owners of record or the Beneficial Owners of Common Shares or securities convertible into or exchangeable for, or any swaps or other derivative securities whose value is primarily correlated to, Common Shares.

Section 3.7. Acknowledgment of No Other Representations or Warranties. The Purchaser acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company. The Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article II, neither the Company nor any of its Subsidiaries, nor any other Person, makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties and the Purchaser acknowledges that neither it nor any Affiliate thereof have relied on any information or material other than the express representations and warranties set forth in Article II. In particular, without limiting the foregoing disclaimer, neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii), except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in Article II, neither the Company nor any of its Affiliates shall have any liability (except in the case of actual, intentional fraud with respect to its representations and warranties contained in Article II) to the Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Affiliates to the Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

Section 3.8. Placement Agent. The Purchaser acknowledges and agrees that (a) the Placement Agent is acting solely as the Company’s placement agent in connection with the offering of the Purchased Shares and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other Person in connection with the offering of the Purchased Shares, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation with respect to the offering of the Purchased Shares, (c) the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any Person or entity under or in connection with the offering of the Purchased Shares or any of the Transaction Documents or any of the other documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any Person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Purchaser or the offering of the Purchased Shares, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other Person), whether in contract, tort or otherwise, to the Purchaser or any Person claiming through you, in respect of the offering of the Purchased Shares.

ARTICLE IV.

COVENANTS

Section 4.1. Filings; Other Actions. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other regarding (A) any communications with any Governmental Entity to the extent with respect to the transactions contemplated by this Agreement, including in connection with any inquiry, investigation or any action instituted (or threatened to be instituted) relating to Antitrust Law, and (B) the strategy and process by which the parties will obtain all required consents, clearances, expirations or terminations of waiting periods, authorizations, orders or approvals of, or any exemptions by, any Governmental Entity relating to Antitrust Law regarding the transactions contemplated by this Agreement. Each of the Purchaser and the Company shall use their respective reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters. In particular, the Purchaser and the Company shall each use reasonable best efforts to, as promptly as reasonably practicable following the date hereof, submit the notifications under the HSR Act, with respect to the transactions contemplated hereby, including the issuance of the Purchased Shares to the Purchaser (and the issuance of Common Shares upon conversion of any Purchased Shares). The Purchaser and the Company will have the right to review and discuss in advance, and to the extent reasonably practicable, each will consult with the other and consider in good faith the views of the other in connection with, in each case subject to applicable Laws relating to the exchange of information, all communications, filings or submissions made with or to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that no party shall participate in any meeting or communicate with any Governmental Entity in connection with this Agreement unless, to the extent reasonably practicable and not prohibited by such Governmental Entity, it consults with the other party in advance and gives the other party the opportunity to attend and participate thereat. In exercising the foregoing rights, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable. Each party hereto agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 4.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by applicable Law, with copies of written communications (or, in the case of oral communications, advise the other party of) received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Purchaser or any Company Group Member be required to (x) make any payment to any Person to secure such Person’s consent, approval or authorization (excluding any applicable filing fees or other de minimis expenses that are required to be paid by the Company), or (y) proffer to, or agree to, license, dispose of, sell or otherwise hold separate or restrict the operation of any of its assets, operations or other rights. Neither the Purchaser nor any Company Group Member shall be required to take or agree or commit to take any action that is not conditioned upon the Closing, including the consummation of the transactions contemplated by the Kito Acquisition Agreement. For the avoidance of doubt, references in this Section 4.1 with respect to the transactions contemplated by this Agreement do not refer to the Kito Acquisition and the other transactions primarily governed by the Kito Acquisition Agreement.

Section 4.2. Reasonable Best Efforts to Close. During the Pre-Closing Period, the Company and the Purchaser each will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby (for the avoidance of doubt, the foregoing does not refer to the Kito Acquisition and the other transactions primarily governed by the Kito Acquisition Agreement) and shall cooperate reasonably with the other party hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Section 1.3 and cooperating in seeking to obtain any consent required from Governmental Entities; provided that under no circumstances shall the Purchaser or any Company Group Member be required to waive any condition or right hereunder or make any material payment (other than filing or similar fees or fees payable to a Governmental Entity and expenses of advisors in connection therewith) in respect of the obligations set forth in this Section 4.2. During the Pre-Closing Period and following the termination of this Agreement until the Limited Guarantee has been terminated and the Company has satisfied its obligations under Section 4.18 in full, the Company shall not cause or permit any amendment, modification, or supplement to the Kito Acquisition Agreement (or any ancillary agreement thereto) (i) that would have the effect of increasing the aggregate consideration under the Kito Acquisition Agreement or extending the Outside Date (as defined in the Kito Acquisition Agreement), (ii) that would amend or waive any of the terms set forth in Article IX of the Kito Acquisition Agreement or the defined terms used therein or any other conditions to the consummation of the transactions contemplated by the Kito Acquisition Agreement, (iii) that would amend or waive any of the terms set forth in Sections 7.2, 7.9, 12.1 or 12.2 of the Kito Acquisition Agreement or the defined terms used therein or (iv) that is or would be reasonably likely, individually or in the aggregate, to be materially adverse to (A) the Purchaser or (B) the Company Group, taken as a whole, without the prior written consent of the Purchaser. During the Pre-Closing Period, the Company shall comply with its covenants under the Kito Acquisition Agreement in all material respects to the extent failure of such compliance would, or would be reasonably likely to, result in the Antirust Termination Fee (as defined in the Kito Acquisition Agreement) or the Termination Fee (as defined in the Kito Acquisition Agreement) becoming due under the Kito Acquisition Agreement, whether or not waived by another party to the Kito Acquisition Agreement (unless such waiver has also been agreed to in writing by the Purchaser).

Section 4.3. Information Sharing. Any disclosures, provisions of information or rights to participate by one party to the other party under Section 4.1 or 4.2 may be made on a counsel-only basis, to the extent such party deems it advisable and necessary, and such counsel-only basis disclosures and information shall not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Purchaser or the Company, as the case may be). Other than disclosures made on a counsel-only basis, disclosures or information may be redacted to the extent providing such information would (A) constitute a waiver of the attorney-client privilege or other similar legal immunity or protection from disclosure or (B) contravene applicable Law or Contract (provided that the Company and the Purchaser shall use its reasonable best efforts to provide such information in a manner that does not constitute a waiver of the attorney-client privilege or other similar legal immunity or protection from disclosure or contravene applicable Law or Contract, including by making reasonable and appropriate substitute disclosure arrangements, and give the other party such information as is reasonably necessary to get an appreciation of the nature of the information so excluded and the reason for such exclusion).

Section 4.4. Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any Governmental Entity or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure to the extent lawful), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be reasonably demonstrated to (a) have been previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party with respect to such Information, (b) have been or be in the public domain through no violation of this Section 4.4 by such party or (c) have been later lawfully acquired from other sources by the party to which it was furnished), and each party hereto shall not, and shall cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors not to, release or disclose such Information to any other person, except, in each case, for disclosures to its Affiliates, auditors, attorneys, financial advisors, financing sources (including customary disclosures in the ordinary course, including in relation to fund raising, marketing, informational or reporting activities, to existing or prospective general and limited partners of the CD&R Fund or any Affiliated Fund) and other consultants and advisors to the extent the disclosure thereto is reasonable in connection with (1) the transaction contemplated hereby, (2) for purposes of monitoring its investment in the Company, (3) customary disclosures in the ordinary course to existing or prospective general and limited partners of the CD&R Fund or any Affiliated Fund (including in relation to fund raising, marketing, informational or reporting activities) and are subject to customary confidentiality obligations, or (4) enforcing its rights under this Agreement and the other Transaction Documents.

Section 4.5. Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Purchased Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, shall take any action or steps that would cause the offering or issuance of Preferred Shares under this Agreement (or the conversion of such Preferred Shares into Common Shares) to be integrated with other offerings by the Company or that would result in neither Regulation D nor any other applicable exemption from registration under the Securities Act to be available.

Section 4.6. Interim Operating Covenants. Except as set forth on Schedule 4.6, during the Pre-Closing Period and following the termination of this Agreement until the Limited Guarantee has been terminated and the Company has satisfied its obligations under Section 4.18 in full, the Company shall, and shall cause each other member of the Company Group (i) to operate its business in the ordinary course in substantially the same manner in which it previously has been conducted and (ii) use its reasonable best efforts to preserve intact in all material respects its business and assets and its relationships with customers, suppliers, employees and others having business dealings with it. Without limiting the generality of the foregoing, during the Pre-Closing Period and following the termination of this Agreement until the Limited Guarantee has been terminated and the Company has satisfied its obligations under Section 4.18 in full, without the prior written consent of the Purchaser, the Company shall not, and shall cause each other member of the Company Group to not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any Equity Securities of the Company;

(b) redeem, repurchase or acquire any shares of capital stock of any Company Group Member, other than repurchases of capital stock from employees, officers or directors of any Company Group Member in the ordinary course of business for purposes of the payment of the exercise price of Company Stock Options or for purposes of tax withholding pursuant to the exercise or settlement of Company Stock Options, Company RSUs or Company PRSUs, or as required by, any of the Company Group’s agreements or Plans in effect as of the date hereof;

(c) (i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, the Certificate of Designations or the By-laws (other than in connection with the filing of the Certificate of Designations with the Secretary of State of the State of New York at or prior to the Closing) or take or authorize any action to wind up its affairs or dissolve, and (ii) enter into any scheme of arrangement, merger, reorganization or other consolidation or business combination that would treat the Purchased Shares in a manner inconsistent with the terms of this Agreement (including the Certificate of Designations);

(d) authorize (other than as contemplated as part of obtaining the Requisite Shareholder Approval), grant, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock (including options, warrants or rights), of any Company Group Member other than (i) grants of Company Stock Options, Company RSUs and Company PRSUs under the Company Equity Plan in the ordinary course of business to employees, officers or directors of any Company Group Member or (ii) (A) issuances of capital stock or (B) or securities exercisable for, exchangeable for or convertible into shares of capital stock or other Equity Securities, of the Company, in each case, upon the exercise or settlement of any Company Stock Option, Company RSU or Company PRSU outstanding on the date of this Agreement;

(e) (i) amend the debt commitment letter related to the Debt Financing or the Fee Letter, (ii) complete the Debt Financing on any terms that are inconsistent with the terms set forth in the debt commitment letter related to the Debt Financing or the Fee Letter or (iii) enter into or amend any agreement relating to indebtedness for borrowed money, in each case, in a manner (x) that is material and adverse to the Purchaser (it being understood and agreed that any change that would limit or restrict (1) the Company’s ability to take any action in accordance with the Certificate of Designations, which failure to take such action would result in a Triggering Event (as defined in the Certificate of Designations), or (2) the Company’s ability to satisfy its obligations pursuant to Section 4.18 would be material and adverse to the Purchaser) or (y) that would otherwise restrict or limit in any respect the ability of the Company to pay dividends on the Preferred Shares; or

(f) agree or commit to do any of the foregoing.

Section 4.7. Exclusivity.

(a) During the Pre-Closing Period, without Purchaser’s prior written consent, neither the Company nor any Company Subsidiary shall, unless required under applicable Law, directly or indirectly, take (and the Company shall not authorize or permit any directors, officers or employees of the Company or, to the extent within the Company’s control, other Affiliates or representatives of the Company or any Company Subsidiary to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the issuance of the Purchased Shares or any other transaction contemplated by this Agreement or the other Transaction Documents or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Prior to the Closing, the Company shall use reasonable best efforts to take all actions reasonably necessary to ensure that the directors, officers and employees of the Company or any Company Subsidiary and, to the extent within the Company’s control, other Affiliates or representatives of the Company or any Company Subsidiary, do not take or do any of the actions referenced in the immediately foregoing sentence. Upon execution of this Agreement and during the Pre-Closing Period, unless the Purchaser otherwise consents in writing, the Company shall, if applicable, cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and promptly request that all confidential information with respect thereto furnished on behalf of the Company be returned.

(b) During the Pre-Closing Period, and as permitted by applicable Law, the Company shall, as promptly as practicable (and in no event later than one business day after receipt thereof), advise the Purchaser of any Acquisition Proposal or any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including, but not limited to, the identity of the Person and its Affiliates making the same, that it may receive in respect of any such Acquisition Proposal or inquiry, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to the Purchaser a copy of any such proposal or inquiry, if it is in writing, or a reasonably accurate written summary of any such proposal or inquiry, if it is not in writing, and shall keep the Purchaser informed on a reasonably prompt basis with respect to any developments with respect to the foregoing.

Section 4.8. Tax Matters.

(a) The Company shall pay, or procure the payment of, any and all documentary, stamp and similar issue or transfer taxes due upon the issuance of (i) the Purchased Shares and (ii) the Common Shares issuable upon conversion of the Purchased Shares, and the Company shall, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees and, if required by Law, the Purchaser shall, and shall cause its Affiliates to, join in the execution of any such tax returns and other documentation and provide all required information and tax registration numbers; provided, however, in the case of conversion of Preferred Shares, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(b) In light of the Purchased Shares rights to participate in growth of the Company, the Purchaser and the Company agree not to treat the Purchased Shares (based on their terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for U.S. federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment, except as required pursuant to a final determination within the meaning of Section 1313 of the Code. The Purchaser and the Company shall not treat the Purchased Shares as giving rise to dividend income for U.S. federal income tax purposes prior to the receipt of cash therefor, except as required pursuant to a final determination within the meaning of Section 1313 of the Code.

(c) The Company shall use commercially reasonable efforts to provide information that Purchaser reasonably requests in connection with the tax affairs of Purchaser and its Affiliates arising out of the Purchased Shares, including, when relevant, the determination of earnings and profits or of whether the Company is a “U.S. real property holding corporation” under section 897 of the Code.

Section 4.9. Information Rights. Subject to the Purchaser holding at least 5% of the shares of As-Converted Common Shares at such time, the Company agrees to provide the Purchaser with the following:

(a) (i) promptly upon finalization (and in no event later than ninety (90) days following the end of each of the Company’s fiscal years), an audited annual consolidated balance sheet for such fiscal year of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows and (ii) promptly upon finalization (and in no event later than 45 days following the end of each of the Company’s fiscal quarters), an unaudited quarterly consolidated balance sheet for such fiscal quarter of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows (in each case, to the extent not already filed or furnished by the Company with the SEC);

(b) any financial information delivered to lenders of the Company and its Subsidiaries under their debt documents; and

(c) such other information relating to the financial condition, business, prospects or corporate or tax affairs of the Company as shall be reasonably requested by the Purchaser;

provided, however, that the Company shall not be obligated to provide information (i) that is publicly available in the Company’s filings pursuant to Section 13 or 15(d) of the Exchange Act or (ii) (A) if providing such information would constitute a disclosure of trade secrets or competitively sensitive information, disclosure of personal information, or a waiver of the attorney-client privilege or other similar legal immunity or protection from disclosure or (B) contravene applicable Law or Contract (provided that the Company shall use its reasonable best efforts to provide such information in a manner that does not constitute a waiver of the attorney-client privilege or other similar legal immunity or protection from disclosure or contravene applicable Law or Contract, including by making reasonable and appropriate substitute disclosure arrangements, and give the Purchaser such information as is reasonably necessary to get an appreciation of the nature of the information so excluded and the reason for such exclusion). Information provided under this Section 4.9 shall be subject to the provisions of Section 4.4 and Purchaser acknowledges its potential receipt of material non-public information and awareness of applicable securities laws.

Section 4.10. Transfer Restrictions.

(a) In order to induce the Company to consummate the transactions contemplated by this Agreement, the Purchaser hereby agrees that, from the Closing until the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which the Company exercises its Conversion Option set forth in Section 6(a)(i)(A) of the Certificate of Designations or provides Redemption Notice (as defined in the Certificate of Designations) to exercise its Optional Redemption pursuant to Section 10(a) of the Certificate of Designations (the “Lock-up Period”), the Purchaser Parties shall not, directly or indirectly, in any single transaction or series of related transactions: (A) sell, offer to sell, hypothecate, pledge, transfer, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Purchased Shares or any Common Shares received upon conversion thereof, or otherwise establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (collectively, “Transfer”) any of the Purchased Shares or any Common Shares received upon conversion thereof, or any equity interests or other securities in the Company received in exchange for (or as a distribution on or with respect to) any of the foregoing (such shares, collectively, the “Lock-up Shares”); (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, for cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). The Purchaser hereby authorizes the Company during the Lock-up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the Purchaser (or any Purchaser Party) is the record holder or beneficial holder. Notwithstanding the foregoing provisions of this Section 4.10(a), any Purchaser Party may (x) Transfer the Purchased Shares or any Common Shares received upon conversion thereof (i) to another Purchaser Party, but only if such other Purchaser Party agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Purchased Shares or any Common Shares received upon conversion thereof so Transferred back to the transferor at or before such time as the transferee ceases to be an Affiliate of the transferor, (ii) to any other person to the extent such Transfer has been approved in writing by a majority of the Company Board (including in respect of a Change of Control (as defined in the Certificate of Designation)), excluding, in the case such Transfer is a Transfer specifically with respect to the Lock-up Shares (and not as part of a transaction involving other equity interests of the Company), the Purchaser Designees, or (iii) to the Company (including by way of surrender, redemption or repurchase) or any Company Subsidiary; or (y) pledge or hypothecate the Purchased Shares or any Common Shares received upon conversion thereof in connection with a Back Leverage Transaction; provided, that, (i) at least five (5) business days prior to the execution of definitive documentation in respect of any such Back Leverage Transaction, and the consummation thereof, the Purchaser shall provide prior written notice to the Company of the identity of the lender or lenders thereunder and shall provide such other information about the lenders or the loan reasonably requested by the Company to comply with, or monitor compliance with, this Agreement, and (ii) any such Back Leverage Transaction shall not be a Margin Loan. Notwithstanding the foregoing or anything to the contrary herein, any Back Leverage Transaction entered into by a Purchaser Party shall only be with (or provided by) one or more commercial banks or financial institutions that are not Prohibited Transferees, and no Prohibited Transferee shall be permitted to have any direct or indirect interest in any such Back Leverage Transaction (whether by participation or otherwise) and the definitive documentation in respect of any such Back Leverage Transaction shall provide that any transfer, assignment or participation to any Prohibited Transferee will be void.

(b) Notwithstanding Section 4.10(a), the Purchaser Parties shall not at any time, directly or indirectly, without the prior written consent of a majority of the Company Board excluding the Purchaser Designees, in any single transaction or series of related transactions, Transfer any of the Lock-up Shares:

(1) other than in accordance with all applicable Laws and the other terms and conditions of this Agreement;

(2) knowingly in connection with any “short sale” or similar “hedging” arrangement with the purpose of offsetting the loss that results from a decline in the market price of any shares of Common Shares, or any similar transaction with the same economic effect; or

(3) knowingly to any Prohibited Transferee, other than any Transfer (i) effected by means of an underwritten Block Sale (as defined in the Registration Rights Agreement), (ii) into the public market pursuant to a bona fide, broadly distributed underwritten public offering or (iii) pursuant to Rule 144 of the Securities Act.

(c) Any attempted Transfer in violation of this Section 4.10 shall be null and void ab initio.

(d) Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the shares of Purchased Shares and/or Common Shares (including Common Shares issued upon conversion of the Purchased Shares following foreclosure on a Back Leverage Transaction) pledged to secure the obligations of the borrower following an event of default under a Back Leverage Transaction. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor with respect to a Back Leverage Transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the shares of Purchased Shares (or Common Shares issuable or issued upon conversion thereof) or any other collateral for any Back Leverage Transaction or Transfers or causes the Transfer of any shares of Purchased Shares (or Common Shares issuable or issued upon conversion thereof), no lender, creditor, agent, trustee or transferee or Affiliate of any of the foregoing (including any subsequent transferee of any of the foregoing but excluding, for the avoidance of doubt, the Purchaser Parties) shall be entitled to any rights under this Agreement under Article IV, except under this Section 4.10(d) (it being understood that such lender shall continue to have the economic rights associated with the ownership of the Purchased Shares as set forth in the Certificate of Designations (including the right to dividends and priority returns in the event of a liquidation)). Subject to the terms set forth in this and the immediately succeeding sentence, on or after the Closing Date, if requested by a Purchaser Party, at the sole cost and expense of the Purchaser Parties, the Company will use reasonable best efforts to provide such cooperation and assistance as may be reasonably requested in connection with such Purchaser Party obtaining any Back Leverage Transaction, provided that any cooperation and assistance as the Purchaser may reasonably request will not unreasonably disrupt the operation of the Company’s business, which cooperation may include entering into such customary agreements (including an issuer agreement) in forms reasonably acceptable to the Company, and using commercially reasonable efforts to cause any transfer agent to take such actions and enter into such agreements, as are reasonably requested by a Purchaser Party. In connection with any cooperation or assistance contemplated pursuant to the foregoing sentence, neither the Company nor any of its Subsidiaries shall (A) be required to pay any fees, expenses or other amounts in connection with obtaining any Back Leverage Transaction, (B) be required to enter into, or cause any other person to enter into, any agreement or instrument unless it is on terms reasonably acceptable to the Company or (C) have any liability or obligation under any Back Leverage Transaction or any related document or any other agreement or document in connection with any Back Leverage Transaction (except for this Agreement and any agreement entered into by the Company or any such Subsidiary in accordance with this Section 4.10).

(e) Notwithstanding anything in this Agreement or elsewhere to the contrary, no sale by any Purchaser Party (other than any CD&R Director) of the Preferred Shares or any Common Shares issuable or issued upon conversion of any of the Preferred Shares or purchase by any Purchaser Party of any Common Shares of the Company (either directly or indirectly through another Person) shall be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the CD&R Directors with respect to trading in the Company’s securities and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the CD&R Directors shall not be violated by any such transfer or purchase, other than any applicable federal securities laws and any other applicable laws.

(f) The Company shall, at Purchaser’s sole cost and expense, provide such reasonable cooperation as reasonably requested by the Purchaser and its Affiliates in connection with any transfer not prohibited by this Section 4.10.

Section 4.11. Board Representation.

(a) From and after the Closing, until such time as the Purchaser Parties collectively no longer Beneficially Own a number of As-Converted Common Shares equal to (i) at least 25% of the outstanding As-Converted Common Shares (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events), the Purchaser shall be entitled to designate three (3) individuals, who shall be Partners, Managing Directors, Advisors or Principals of the Purchaser, Clayton Dubilier & Rice, LLC or an Affiliated Fund to serve on the Company Board (the “Purchaser Designees” and each a “Purchaser Designee”), (ii) at least 15% (but less than 25%) of the outstanding As-Converted Common Shares (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events), the Purchaser shall be entitled to designate two (2) Purchaser Designees and (iii) at least 5% (but less than 15%) of the outstanding As-Converted Common Shares (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events), the Purchaser shall be entitled to designate one (1) Purchaser Designee. At such time that the Purchaser is no longer entitled to designate one or more of its Purchaser Designees pursuant to the previous sentence, the Purchaser shall promptly cause such number of Purchaser Designees which it no longer is entitled to designate to offer to resign from the Company Board. The Purchaser Designees shall initially be those persons named on Schedule 4.11 to this Agreement. A person that is a Purchaser Designee shall remain and be regarded as a Purchaser Designee for purposes of this Agreement so long as he or she shall serve as a director on the Company Board pursuant to the terms of this Section 4.11(a). The Company’s obligations to have any Purchaser Designee appointed to the Company Board or nominate any Purchaser Designee for election as a director at any meeting of the Company’s shareholders pursuant to this Section 4.11, as applicable, shall in each case be subject to such Purchaser Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company. The Purchaser Parties will cause each Purchaser Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Company Board may reasonably request to determine the Purchaser Designee’s eligibility and qualification to serve as a director of the Company Board.

(b) From and after the Closing, the Company shall take such actions as are necessary to cause the Purchaser Designees to be nominated as members of the Company Board and shall, subject to applicable Law and the exercise of the fiduciary duties of the Company Board, include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its shareholders in connection with any meeting of Company shareholders the recommendation of the Company Board that shareholders of the Company vote in favor of the Purchaser Designees and solicit votes in favor of the election of the Purchaser Designees to Company Board consistent with the Company’s efforts to solicit votes in favor of the election of the Company’s other nominees to the Company Board.

(c) The Company, the Purchaser and each Purchaser Designee shall enter into a confidentiality and non-disclosure agreement on reasonably acceptable terms, which shall (i) provide that a Purchaser Designee shall be permitted to disclose confidential or non-public information received by such Purchaser Designee in its capacity as a member of the Company Board to representatives of the Purchaser and its Affiliates and (ii) contain customary acknowledgements with respect to Purchaser’s and each Purchaser Designee’s potential receipt of material non-public information and awareness of applicable securities laws.

(d) For so long as a CD&R Person or Purchaser Designee is serving on the Company Board, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to any Purchaser Party (including a policy that limits, prohibits or restricts any Purchaser Party from entering into any hedging or derivative arrangements), in each case other than with respect to any CD&R Person or Purchaser Designee solely in his or her individual capacity, except as provided herein, (ii) any share ownership requirement for any Purchaser Designee serving on the Company Board will be deemed satisfied by the securities owned by any Purchaser Party and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on any Purchaser Party’s transfers of securities pursuant to the Registration Rights Agreement or otherwise, subject to compliance with applicable securities Laws, (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Company Board be violated by any Purchaser Designee receiving compensation from any Purchaser Party and (iv) no Purchaser Designee shall be excluded or required to recuse himself or herself from any meetings or materials of the Company Board as a result of or in connection with his or her affiliation with the CD&R Group or the CD&R Group’s ownership of any Preferred Shares or Common Shares except in connection with a transaction with, or dispute involving, the Purchaser or any other member of the CD&R Group, and, in each case of the foregoing clauses (i), (ii), (iii) and (iv), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.11 shall not apply to the extent inconsistent with this Section 4.11 (but shall otherwise be applicable to the Purchaser Designee).

(e) To the fullest extent permitted by the New York Business Corporation Law and subject to any express agreement that may from time to time be in effect, including the confidentiality provisions set forth in this Agreement, to the extent in compliance with applicable Law, the Company agrees that any Purchaser Designee, CD&R Person, CD&R Group and any CD&R Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and none of the foregoing shall have any duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the New York Business Corporation Law, to the extent in compliance with applicable Law, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. Except as set forth below, the Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the New York Business Corporation Law, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge and waives any claim against each Covered Person that such Covered Person is liable to the Company or its shareholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company, in each case, except for any corporate opportunity which is expressly offered to a Covered Person in his or her capacity as a member of the Company Board, it being understood that any such corporate opportunity shall belong to the Company.

(f) Notwithstanding the foregoing, at any time, the Purchaser may, by written notice thereof, irrevocably relinquish the rights to designate Purchaser Designees and upon delivery of such notice, the Purchaser Parties shall cease to have any right to designate any Purchaser Designees.

Section 4.12. Preemptive Rights.

(a) From the Closing until such time as the Purchaser Parties cease to Beneficially Own at least 25% of the Purchased Shares received by the Purchaser pursuant to this Agreement (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events, and provided that any Common Shares issued upon conversion of Preferred Shares shall be treated as that number of Preferred Shares with respect to which such Common Shares were converted into), if the Company makes any public or non-public offering of any Equity Securities or Convertible Securities (as defined below) (“New Securities”), other than (1) pursuant to any employee or director benefit Plan or the granting, settlement or exercise of Company Stock Options, Company RSUs, Company PRSUs or other equity incentives pursuant to the Company Equity Plan (or any successor of the Company Equity Plan or any future customary bona fide equity incentive plans for the benefit of employees, directors, or other service providers of the Company) or employment or consulting arrangements with the Company or any of its Subsidiaries, (2) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any of its Subsidiaries of equity in, or assets of, another person, business unit, division or business, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (4) issuances of Equity Securities issued upon conversion or exchange of, or as a dividend on, Preferred Shares then outstanding, (5) Equity Securities issued to (i) lenders in connection with bona fide debt financings, (ii) bona fide joint venture or strategic partners in exchange for contribution of assets (other than cash, cash equivalents or marketable securities) or services (in each case, other than a relationship focused on the raising of equity capital approved by the Board of Directors), (6) issuances of any securities of a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, (7) issuances of securities issued upon the conversion, exercise or exchange of Company Stock Options, Company RSUs, Company PRSUs or any other Convertible Securities of the Company that were issued and outstanding on the Closing Date or issued after the Closing Date in compliance with this Section 4.12, or (8) any rights issued under a shareholder rights plan, the Purchaser and each Purchaser Party to whom Purchaser later transfers any Preferred Shares purchased on the Closing Date (or any Common Shares issued upon conversion of such Preferred Shares) shall be afforded the opportunity to acquire from the Company such Purchaser Party’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such Equity Securities or other securities (provided that, in the case of any Equity Securities otherwise subject to a public offering, the purchase price shall be the public offering price of such Equity Securities, without any reduction for any underwriting discount, commission or similar fee (the “Price”)); provided that the Purchaser Parties shall not be entitled to acquire any New Securities pursuant to this Section 4.12 to the extent the issuance of such New Securities to the Purchaser Parties would require approval of the shareholders of the Company as a result of any such Purchaser Party’s status as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ (or other Acceptable Exchange), in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the shareholders of the Company (subject to compliance by the Company with Section 4.12(f) below). “Convertible Securities” means any securities that are convertible or exchangeable into (or exercisable for) Equity Securities, including warrants, options or other such rights to purchase Equity Securities.

(b) Subject to the foregoing proviso in Section 4.12(a), the amount of New Securities that each Purchaser Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered New Securities by (2) a fraction, the numerator of which is the number of shares of As-Converted Common Shares held by such Purchaser Party, as of the date of the Preemptive Rights notice, and the denominator of which is the number of shares of As-Converted Common Shares then outstanding, as of the date of the Preemptive Rights notice (the “Preemptive Rights Portion”).

(c) If the Company proposes to offer New Securities that are subject to the preemptive rights of the Purchaser as set forth in this Section 4.12, it shall give the Purchaser written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least five (5) business days prior to such issuance (or, in the case of a registered public offering, at least five (5) business days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided five (5) business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Purchaser on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Purchaser may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Purchaser Parties will exercise such preemptive rights and as to the amount of New Securities the Purchaser Parties desires to purchase, up to the maximum amount calculated pursuant to Section 4.12(b). In the case of a registered public offering, the Purchaser shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether any of the Purchaser Parties will exercise such preemptive rights and as to the amount of New Securities the Purchaser Parties desires to purchase, up to the maximum amount calculated pursuant to Section 4.12(b). Such notice to the Company shall constitute a binding commitment by the Purchaser Parties to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance, the failure of a Purchaser Party to respond prior to the time a response is required pursuant to this Section 4.12(c) shall be deemed to be a waiver of such Purchaser Party’s purchase rights under this Section 4.12 only with respect to the offering described in the applicable notice.

(d) Each Purchaser Party shall purchase the New Securities that it has elected to purchase under this Section 4.12 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Entity to consummate such purchase by such Purchaser Party); provided that, other than in the case of a registered public offering, if such related issuance is prior to the fifteenth (15th) business day following the date on which such Purchaser Party has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.12, then each Purchaser Party shall purchase such New Securities within ten (10) business days following the date of the related issuance. If the proposed issuance by the Company of securities that gave rise to the exercise by the Purchaser Parties of its preemptive rights pursuant to this Section 4.12 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Purchaser Parties pursuant to this Section 4.12 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchaser Parties in respect thereof shall be refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company Board; provided, however, that such fair value as determined by the Company Board shall not exceed the aggregate market price of the securities being offered as of the date the Company Board authorizes the offering of such securities.

(f) In the event that the Purchaser Parties are not entitled to acquire any New Securities pursuant to this Section 4.12 because such issuance would require the Company to obtain shareholder approval in respect of the issuance of such New Securities to the Purchaser Parties as a result of any such Purchaser Party’s status as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ, the Company shall, upon the Purchaser’s reasonable request delivered to the Company in writing within five (5) business days following its receipt of the written notice of such issuance to the Purchaser pursuant to Section 4.12(c), at the Purchaser’s election, (i) waive the restrictions set forth in Section 4.13(b) solely to the extent necessary to permit any Purchaser Party to acquire, prior to the date that is six months following such issuance, such number of New Securities that were not issued by application of the proviso to Section 4.12(a) (provided that the Company’s obligations under Section 4.12(a) shall be deemed satisfied to the extent any Purchaser Party acquires such New Securities under this subclause (i)); (ii) consider and discuss in good faith modifications proposed by the Purchaser Parties to the terms and conditions of such portion of the New Securities that would otherwise be issued to the Purchaser Parties such that the Company would not be required to obtain shareholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) use reasonable best efforts to seek shareholder approval in respect of the issuance of any New Securities to the Purchaser Parties.

(g) The election by any Purchaser Party to not exercise its subscription rights under this Section 4.12 in any one instance shall not affect its right as to any subsequent proposed issuance.

(h) The Company and the Purchaser Parties shall cooperate in good faith to facilitate the exercise of the Purchaser Parties’ rights pursuant to this Section 4.12, including using reasonable best efforts to secure any required approvals or consents.

(i) Notwithstanding anything to the contrary in this Agreement, the rights and obligations set forth in clauses (a) through (h) of this Section 4.12 shall not be applicable until the COI Amendment has become effective.

(j) Prior to the Closing and, to the extent the Requisite Shareholder Approval has not been obtained, following the Closing until the first meeting of shareholders of the Company following the Closing, the Company shall not without the Purchaser’s prior written consent (i) issue any Common Share at a Price per share less than $34.25 (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events) or (ii) issue any class of Junior Securities (as defined in the Certificate of Designations) other than Common Shares (except, in each case, any issuances of Common Shares pursuant to the Company Equity Plan).

Section 4.13. Voting of Company Stock; Standstill.

(a) Voting of Company Stock.

(1) At each meeting of the shareholders of the Company and at every postponement or adjournment thereof, each of CD&R Fund and the Purchaser Parties shall, and shall use reasonable best efforts to cause each of their respective Affiliates and representatives to, take such action as may be required so that all of the Preferred Shares and Common Shares Beneficially Owned, directly or indirectly, by CD&R Fund or the Purchaser Parties and entitled to vote at such meeting of shareholders are voted (i) in favor of each director nominated and recommended by the Company Board for election at any such meeting (which nomination and recommendation shall include the Purchaser Designees) and (ii) against any shareholder nominations for director that are not approved and recommended by the Company Board for election at any such meeting.

(2) The Purchaser shall, and each of CD&R Fund and Purchaser shall (to the extent necessary to comply with this Section 4.13(a)) cause the Purchaser Parties to, be present, in person or by proxy, at all meetings of the shareholders of the Company at which directors are nominated so that all Preferred Shares and Common Shares Beneficially Owned by CD&R Fund or the Purchaser Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 4.13(a)(1) at such meetings (including at any adjournments or postponements thereof).

(b) Standstill. Each of CD&R Fund and the Purchaser Parties agree that during the Standstill Period, without the prior written approval of the Company Board, CD&R Fund and the Purchaser Parties shall not, directly or knowingly indirectly, and shall cause their respective controlled Affiliates not to (either individually, or in concert with any other Person, or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)):

(1) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any Equity Securities or direct or indirect rights to acquire any Equity Securities, loans or debt securities of the Company or any of its Affiliates, any securities convertible into or exchangeable for any such Equity Securities, loans or debt securities or any options or other derivative securities or contracts or instruments derived by reference to the price of Equity Securities, loans or debt securities of the Company or its Subsidiaries or substantially all of the assets or property of the Company and its Subsidiaries (but in any case excluding any issuance by the Company of Common Shares or options, warrants or other rights to acquire Common Shares (or the exercise thereof) (A) to any Purchaser Designees as compensation for their membership on the Company Board or (B) as a result of a dividend payment on, or the conversion of, the Preferred Shares pursuant to the provisions of the Certificate of Designations);

(2) other than to effectuate the nomination and election of the Purchaser Designees pursuant to Section 4.11, make or in any way participate or engage in any “solicitation” of “proxies,” “consents” or “authorizations” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s shareholders (or action by written consent in lieu thereof) or initiate any shareholder proposal for action by the Company’s shareholders, or other than with respect to the Purchaser Designees pursuant to this Agreement, seek election to or to place a representative on the Company Board or seek the removal of any director from the Company Board;

(3) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of all or substantially all of the assets of the Company and its Subsidiaries, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective Equity Securities or assets, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(4) effect or seek to effect (including by entering into discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether public or otherwise) to effect or participate (except as a holder of Common Shares or Preferred Shares) in a merger, consolidation, division, acquisition or exchange of any Equity Securities of the Company or any Subsidiary thereof or any material portion of the assets thereof, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its Subsidiaries;

(5) excluding the Purchaser Designees, otherwise act, alone or in concert with others, to seek to control or influence, in any manner, management or the Company Board, the Company or any of its Subsidiaries;

(6) make any public proposal or public statement of inquiry or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(7) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing;

(8) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.13(b);

(9) enter into any discussions, negotiations, arrangements or understandings with any third party (including Equity Security holders of the Company, but excluding, for the avoidance of doubt, any Purchaser Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any third party with respect to any Equity Securities of the Company or otherwise in connection with any of the foregoing;

(10) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 4.13(b); provided that this clause shall not prohibit the Purchaser Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 4.13(b), which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

(11) contest the validity of this Section 4.13(b) or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 4.13(b);

(12) deposit any Equity Securities owned thereby (whether Beneficial Ownership or record ownership) in any voting trust or subject any such Equity Securities to any arrangement or agreement (other than customary brokerage accounts, margin accounts, prime brokerage accounts and the like) with respect to the voting of any such Equity Securities, other than any such voting trust, arrangement or agreement solely among CD&R Fund, the Purchaser Parties and their respective Affiliates and granting proxies in solicitations approved by the Board;

(13) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that derives any significant part of its value from a decline in the market price or value of any of the securities or loans of the Company or its Subsidiaries; or

(14) knowingly advise, assist, or encourage or direct any Person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing;

provided, however, that nothing in this Section 4.13(b) will limit (1) the Purchaser Parties’ ability to vote (subject to Section 4.13(a) and the other Transaction Documents) or Transfer (subject to Section 4.10 and the other Transaction Documents) their Preferred Shares or Common Shares, or otherwise exercise rights in respect of their Preferred Shares pursuant to the Certificate of Designations, (2) the preemptive rights of any Purchaser Party pursuant to Section 4.12, or (3) the ability of any Purchaser Designees to act in his or her capacity as a member of the Company Board, including his or her ability to vote or otherwise exercise his or her fiduciary duties.

Section 4.14. Legend.

(a) The Purchaser agrees that any certificates or other instruments, including the Company’s internal records, representing the Preferred Shares or Common Shares subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 10, 2025, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the Purchaser and upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Shares or Common Shares to be Transferred in accordance with the terms of this Agreement. The Company shall promptly cause the second paragraph of the legend to be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement). The Purchaser acknowledges that the Preferred Shares, and the Common Shares issuable upon conversion of the Preferred Shares, issued pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Shares or Common Shares issuable upon conversion of the Preferred Shares or, if applicable, issued pursuant to this Agreement, except in compliance with the registration requirements or pursuant to an exemption from such requirements of the Securities Act and any other applicable securities laws.

Section 4.15. NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly, and from time to time, apply to cause the Purchased Shares and the maximum number of Common Shares issuable upon conversion of the Preferred Shares to be approved for listing on NASDAQ or another U.S. national stock exchange that the Common Shares are then listed on, subject to official notice of issuance, and shall use reasonable best efforts to maintain such listing.

Section 4.16. Corporate Actions.

(a) At any time that any Preferred Share is outstanding, the Company shall:

(1) from time to time take all lawful action within its control to cause the authorized shares of the Company after July 31, 2025 to include a sufficient number of authorized but unissued Common Shares to satisfy the conversion requirements of all Preferred Shares then outstanding (and, in the event of any Change of Control (as defined in the Certificate of Designations), condition such Change of Control transaction on there being sufficient authorized shares to comply with the terms of the Certificate of Designations); and

(2) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting of the Common Shares from NASDAQ (unless moving to another Acceptable Exchange) other than in connection with a Change of Control (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 8 of the Certificate of Designations or is otherwise consistent with the terms set forth in Section 8 of the Certificate of Designations.

(b) If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designations) pursuant to the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price (as defined in the Certificate of Designations), effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement.

(c) Prior to or upon the Closing, the Company shall file with the Secretary of State of the State of New York the Certificate of Designations substantially in the form attached hereto as Exhibit A.

(d) At any time that any Preferred Shares are outstanding, the Company shall not adopt any shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Purchaser Parties unless the Company has excluded the Purchaser Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of the Purchaser Parties’ beneficial ownership of Preferred Shares or Common Shares owned as of the date any such agreement or plan is adopted by the Company and any additional beneficial ownership resulting from any Accrued Dividends (as defined in the Certificate of Designations).

Section 4.17. Requisite Shareholder Approval; COI Amendment. Subject to applicable law and the exercise of the fiduciary duties of the Company Board, at the Company’s first meeting of shareholders following the date hereof (the “Company Shareholders Meeting”), the Company shall seek to obtain the Requisite Shareholder Approval and the Company Board shall, and the Company shall cause the Company Board to, in connection with the Company Shareholder Meeting, recommend to the Company Shareholders that such shareholders vote in favor of the proposal set forth in clause (i) of the definition of Requisite Shareholder Approval (as defined in the Certificate of Designations) and the COI Amendment. If the Requisite Shareholder Approval is not obtained at the Company Shareholder Meeting, the Company shall, subject to applicable law and the exercise of the fiduciary duties of the Company Board, continue to use its reasonable best efforts to obtain the Requisite Shareholder Approval following the Company Shareholder Meeting, including by (i) seeking such approval at each subsequent scheduled meeting of the shareholders of the Company, and (ii) if the Requisite Shareholder Approval is not obtained on or prior to July 31, 2026, calling a special meeting of the shareholders to be held at a date between August 1, 2026 and December 31, 2026 to seek the Requisite Shareholder Approval. Subject to applicable law and the exercise of the fiduciary duties of the Company Board, in connection with the Company Shareholder Meeting or any subsequent scheduled meeting of the shareholders of the Company if the Requisite Shareholder Approval is not obtained at the Company Shareholder Meeting, the Company shall promptly prepare and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company Shareholders as promptly as practicable after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for the Requisite Shareholder Approval. The Company shall consult with the Purchaser prior to filing any such proxy statement, or any amendment or supplement thereto, or responding to any comments from the SEC or its staff with respect thereto, and provide the Purchaser with a reasonable opportunity to comment on the portions thereof relating to the proposal set forth in clause (i) of the definition of Requisite Shareholder Approval or the COI Amendment, and consider in good faith any comments proposed by the Purchaser. The Company shall promptly, and in no event later than two (2) business days following the date the Requisite Shareholder Approval is obtained, cause the COI Amendment to become effective. The parties hereto acknowledge and agree that unless otherwise agreed to by the parties hereto in accordance with NASDAQ guidance, there shall be no shareholder vote for the purposes of obtaining the Requisite Shareholder Approval after December 31, 2026.

Section 4.18. Indemnity. As a condition and material inducement to the willingness of the CD&R Fund to enter into the Limited Guarantee, the Company hereby covenants and agrees to indemnify and hold the CD&R Fund and the Purchaser and their respective Affiliates (the “CD&R Indemnitees”) harmless from and against any Losses that are imposed on or incurred by the CD&R Indemnitees to the extent arising out of or in connection with the Limited Guarantee.

Section 4.19. D&O Indemnification; Insurance Priority Matters. Each Purchaser Designee who serves as a member of the Company Board (including a CD&R Director) (collectively, the “Section 4.19 Persons”) shall be eligible to enter into an indemnification agreement consistent with then-current form entered into by other directors of the Company. The Company acknowledges and agrees that any Section 4.19 Person who is a partner, member, employee, advisor or consultant of any member of the CD&R Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the CD&R Group (collectively, the “CD&R Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Certificate of Incorporation, By-laws and/or indemnification agreement to any Section 4.19 Person, in his or her capacity as a director of the Company or any of its Subsidiaries, as applicable (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the CD&R Indemnitees to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (a) the Certificate of Incorporation and/or By-laws of the Company as in effect from time to time and/or (b) such other agreement, if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the CD&R Indemnitees. No advancement or payment by the CD&R Indemnitees on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the CD&R Indemnitees shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Expenses. Except as set forth in Section 4.8(a) and Section 4.18, each party will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided that, the Company shall, if the Closing occurs or promptly following the termination of this Agreement pursuant to (a) Section 5.15(b) or Section 5.15(e), in each case at a time when the Purchaser could have terminated this Agreement pursuant to Section 5.15(c) or (b) Section 5.15(c) (and provided, in the case of each of clauses (a) and (b), that the Kito Acquisition Agreement is terminated (i) by the Company pursuant to Section 12.1(b) of the Kito Acquisition Agreement, (ii) by the Company pursuant to Section 12.1(c) of the Kito Acquisition Agreement (in the case of each of clauses (i) and (ii), in a circumstance in which the failure to close the Kito Acquisition or termination of the Kito Acquisition

Agreement, as applicable, resulted from the Company’s failure to use its reasonable best efforts pursuant to Section 4.2 of this Agreement or Section 7.2 of the Kito Acquisition Agreement) or (iii) by mutual agreement of the parties thereto pursuant to Section 12.1(a) of the Kito Acquisition Agreement (excluding, in each case, any such termination (x) arising from the failure of one or more conditions to closing the Kito Acquisition to be satisfied on or prior to the Outside Date (other than as a result of the Company’s failure to use its reasonable best efforts pursuant to Section 4.2 or Section 7.2 of the Kito Acquisition Agreement) or (y) consented to by the Purchaser in writing)), reimburse the Purchaser up to an aggregate amount of $7 million for (A) all filing fees under the HSR Act and (B) its reasonable and documented out-of-pocket costs and expenses incurred in connection with the evaluation (including due diligence), negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of its outside legal and accounting advisors in connection with any of the foregoing, provided that the Company shall not be obligated to reimburse the Purchaser for any M&A advisory fees payable by the Purchaser to any financial advisor.

Section 5.2. Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.3. Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by electronic transmission and such electronic transmission will be deemed as sufficient as if actual manual pages had been delivered.

Section 5.4. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the City of New York in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.6 shall be deemed effective service of process on such party.

Section 5.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or electronic mail, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Purchaser:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, New York 10152

Attention: Andrew Campelli; Michael Pratt

Email: acampelli@cdr.com; mpratt@cdr.com

with a copy to (which copy alone shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention: Uri Herzberg; Kate Durnan Taylor

Email: uherzberg@debevoise.com; ketaylor@debevoise.com

(b) If to the Company:

Columbus McKinnon Corporation

Legal Department

Getzville, NY 14068

Attention:  General Counsel

Email:    alan.korman@cmworks.com

with a copy to (which copy alone shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, New York 10020

Attention:  James L. Kelly; Ilya A. Bubel

Email:    james.kelly@us.dlapiper.com;

   ilya.bubel@us.dlapiper.com

Section 5.7. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.8. Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees in accordance with this Agreement, including Section 4.10, and (b) in the event of such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.9. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and, unless specified otherwise, references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(1) The term “business day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.

(2) The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

(3) The words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”.

(4) The phrase “to the extent” means the degree to which a matter extends (rather than “if”);

(5) The word “or” is not exclusive.

(6) The term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(7) “Acceptable Exchanges” means NASDAQ and New York Stock Exchange (or either of their respective successors).

(8) “Acquisition Proposal” means any proposal or offer from any Person relating to any direct or indirect (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company or any Subsidiary representing 10% or more of the consolidated assets of the Company Group (other than (a) sales of inventory in the ordinary course of business and consistent with past practice or (b) as reasonably necessary for securing merger control approval under applicable Antitrust Laws for purposes of completing the Kito Acquisition); (ii) issuance, sale or other disposition, directly or indirectly (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction), of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 5% or more of any class of Equity Securities (other than (A) grants or issuances of Company Stock Options, Company RSUs and Company PRSUs under the Company Equity Plan in the ordinary course of business to employees, officers or directors of any Company Group Member and (B) a public or private offering of up to $115 million of

Common Shares as long as the Price per share in such offering is not less than $34.25); (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any person Beneficially Owning 5% or more of any class or series (or the voting power of any class or series) of Equity Securities or any other transaction in which any Person shall acquire Beneficial Ownership or the right to acquire Beneficial Ownership, of 5% or more of any class or series (or the voting power of any class or series) of Equity Securities; (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any Company Group Member representing 10% or more of the consolidated assets of the Company Group; or (v) combination of the foregoing (in each case, other than the arrangements contemplated by the Transaction Documents).

(9) “Activist Investor” means, as of any date of determination, any Person that has, directly or indirectly through its known Affiliates, whether individually or as a member of a publicly disclosed “group” (as such term is used in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC), including in connection with a proposed change in control or other extraordinary or fundamental transaction involving a public traded company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of any such company, unless in each case and for the avoidance of doubt, in support of a proposal approved by the board of directors of such publicly traded company prior to such Person taking such public action, (ii) publicly called, or publicly sought to call, a meeting of shareholders of any publicly traded company or publicly initiated any shareholder proposal or meeting agenda item for action by shareholders of any such publicly traded company (including through action by written consent), in each case not approved by the board of directors (or equivalent) of such company prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire equity securities of any publicly traded company that was not approved (at or before the time of commencement) by the board of directors (or equivalent) of such company, or (iv) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

(11) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person; provided that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (other than for purposes of Sections 3.5 and 3.6), (ii) no Company Group Member, and none of the Company’s other controlled Affiliates, will be deemed to be Affiliates of the Purchaser for purposes of this Agreement and (iii) each Company Subsidiary shall be deemed an Affiliate of the Company and of each other Company Subsidiary. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(12) “Affiliated Fund” mean any Affiliate of the Purchaser or Clayton, Dubilier & Rice, LLC.

(13) “Agreement” shall have the meaning set forth in the Preamble.

(14) “Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

(15) “As-Converted Common Shares” means at the time of determination (i) the issued and outstanding Common Shares, (ii) Common Shares issuable upon conversion of all issued and outstanding Preferred Shares, disregarding for this purpose the last sentence of Section 6(a)(i)(B) of the Certificate of Designations and (iii) Common Shares issuable upon the conversion of any other issued and outstanding convertible securities, options, warrants or rights issued by the Company but only if at the time of determination the holder thereof has the right to so convert, exercise, or settle such securities.

(16) “Back Leverage Transaction” means any (a) bona fide loan or lending transaction entered into by any Purchaser Party and/or any of its Affiliates and (b) granting of Liens by such Purchaser Party and/or Affiliates to secure payment of such indebtedness and related obligations.

(17) “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or any Company Subsidiary.

(18) “By-laws” shall have the meaning set forth in Section 2.1(a).

(19) “Capitalization Date” shall have the meaning set forth in Section 2.2(a).

(20) “CD&R” shall mean Clayton, Dubilier & Rice, LLC or a successor thereto.

(21) “CD&R Affiliate” shall mean any of CD&R, any private equity fund managed or advised by CD&R or any general partner thereof, or any of their respective Affiliates.

(22) “CD&R Director” shall mean each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of CD&R or other CD&R management entity or general partner, in each case, that is serving on the Company Board.

(23) “CD&R Fund” shall have the meaning set forth in the Preamble.

(24) “CD&R Group” shall mean the Purchaser together with its Affiliates, including CD&R Affiliates.

(25) “CD&R Indemnitees” shall have the meaning set forth in Section 4.18.

(26) “CD&R Person” shall mean any CD&R Director.

(27) “Certificate of Designations” shall have the meaning set forth in the Recitals.

(28) “Certificate of Incorporation” shall have the meaning set forth in Section 2.1(a).

(29) “Closing” shall have the meaning set forth in Section 1.2(a).

(30) “Closing Date” shall have the meaning set forth in Section 1.2(a).

(31) “Code” means the United States Internal Revenue Code of 1986, as amended.

(32) “COI Amendment” shall have the meaning set forth in the Certificate of Deisgnations.

(33) “Combined Company” means the Company Group together with Kito and its Subsidiaries, taken as a whole, pro forma for the transactions contemplated by Kito Acquisition Agreement.

(34) “Combined Company Material Adverse Effect” means, with respect to the Combined Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Combined Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Combined Company, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Combined Company Material Adverse Effect has occurred: (A) any decrease in the market price of the Company’s Common Shares on an Acceptable Exchange; (B) any failure by the Company or Kito to meet any internal or public revenue or earnings projections; (C) any Effect that results from changes affecting the industry in which the Company or Kito operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions; (D) except with respect to Section 2.3(b), any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the Kito Acquisition Agreement; (E) acts of war (whether or not declared), armed hostilities, terrorism or natural disasters; (F) actions or omissions of the Company or Kito expressly required by the terms of this Agreement, the Kito Acquisition Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein or therein (excluding Section 4.6 of this Agreement), or any action taken or omitted to be taken by the Company at the written request of the Purchaser; (G) changes in GAAP or other accounting standards (or any interpretation thereof); or (H) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such decrease or failure has resulted in, or contributed to, a Combined Company Material Adverse Effect, (y) with respect to clauses (C), (E), (G) and (H), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Combined Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Combined Company relative to other companies operating in the same industry as the Combined Company.

(35) “Common Shares” means the common shares, par value $0.01 per share, of the Company.

(36) “Company” shall have the meaning set forth in the Preamble.

(37) “Company Board” shall have the meaning set forth in Section 2.3(a).

(38) “Company Competitor” means, at any time, means (a) any Person (other than the Company and its Subsidiaries) that, directly or indirectly (including through its Affiliates), is primarily engaged in design, manufacturing and marketing of products for moving, lifting, positioning and securing materials, and a Person will be deemed to be primarily engaged in the relevant business if (A) it derives more than fifteen percent (15%) of its consolidated revenue or earnings before interest, taxes, depreciation and amortization from such business in the most recently completed fiscal year thereof immediately prior to the relevant date of determination, or (B) the consolidated revenue or EBITDA derived from such business is fifteen percent (15%) or more of the consolidated revenue or EBITDA of the Company, in each case for the mostly recently completed fiscal year of such Person (or business) or the Company, as applicable; provided that, for purposes of determining primary engagement pursuant to this clause (a), the businesses and engagements of any Person shall be considered together with all businesses and engagements of such Person’s direct or indirect Subsidiaries and parent entities, (b) without limiting the generality of the preceding clause (a), any of the Persons listed in Schedule 5.9(a) to this Agreement or any Person that directly or indirectly controls such Persons or any Person referred to in clause (a) above and (c) any controlled Affiliate of any such Person in the preceding clause (a) or clause (b); provided that, notwithstanding the foregoing, no Affiliate of Purchaser or the CD&R Fund shall be a Company Competitor.

(39) “Company Equity Plan” means (i) the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan, as amended and restated on June 5, 2019, and as further amended, (ii) the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan, as amended and restated on June 4, 2024, and, in respect of (i) and (ii), the forms of award agreements thereunder.

(40) “Company Group” means the Company and the Company Subsidiaries from time to time.

(41) “Company Group Member” means any corporation, partnership, joint venture, limited liability company, unincorporated association, trust or other entity within the Company Group.

(42) “Company PRSUs” shall have the meaning set forth in Section 2.2(a).

(43) “Company RSUs” shall have the meaning set forth in Section 2.2(a).

(44) “Company Stock Options” shall have the meaning set forth in Section 2.2(a).

(45) “Company Subsidiary” shall have the meaning set forth in Section 2.1(b).

(46) “Contract” means any written or oral agreement, arrangement, commitment or other instrument or obligation.

(47) “Covered Persons” shall have the meaning set forth in Section 4.11(e).

(48) “Effect” means any change, event, effect, state of facts, occurrence, development or circumstance.

(49) “Equity Commitment Letter” means that certain Equity Commitment Letter by and between CD&R Fund and the Purchaser, dated as of the date hereof, a copy of which has been delivered to the Company concurrently with the execution of this Agreement.

(50) “Equity Securities” means equity securities of the Company, including the Common Shares and Preferred Shares.

(51) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

(52) “Exchange Act” shall have the meaning set forth in Article II.

(53) “FINRA” means the Financial Industry Regulatory Authority.

(54) “GAAP” shall have the meaning set forth in Section 2.5(d).

(55) “Government Official” means any (i) officer, employee or other Person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family or any other Person acting for or on behalf of the foregoing.

(56) “Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

(57) “HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(58) “Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, interest, penalties, fees and premiums and all fees, expenses, payments and costs associated with prepayment, termination, redemption, breakage or unwinding) of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) in respect of reimbursement obligations under letters of credit, bankers’ acceptances, bank overdrafts, surety or performance bonds and similar instruments, (d) for the deferred purchase price of goods or services, including earn-outs, but excluding trade payables and other current liabilities incurred in the ordinary course of business, (e) under leases required to be classified as capital leases under GAAP, (f) under hedging or swap obligations or similar arrangements, (g) that are secured by a Lien (other than a Permitted Lien (as defined in the Kito Acquisition Agreement)) on any assets or properties of such Person and (h) guarantees of, or assurances to a creditor against, a loss with respect to the obligations described in clauses (a) through (g) above of any other Person. Notwithstanding the foregoing, “Indebtedness” shall not include any intercompany obligations or any accounts payable or accrued expenses arising in the ordinary course of business, or obligations under leases that are properly accounted for as operating leases under GAAP.

(59) “Information” shall have the meaning set forth in Section 4.4.

(60) “Kito” shall have the meaning set forth in the Recitals.

(61) “Kito Acquisition” shall have the meaning set forth in the Recitals.

(62) “Kito Acquisition Agreement” shall have the meaning set forth in the Recitals.

(63) “Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of the individuals set forth on Schedule 5.9(b).

(64) “Law” or “Laws” mean any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity.

(65) “Lien” means any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

(66) “Lock-up Period” shall have the meaning set forth in Section 4.10(a).

(67) “Lock-up Shares” shall have the meaning set forth in Section 4.10(a).

(68) “Margin Loan” means any loan where the borrowing ability under the loan, rates, acceleration terms or other rights or terms are tied to the trading price of stock and the primary credit support for such loan is such stock and the proceeds therefrom.

(69) “Losses” means (i) any and all losses, costs or expenses (including reasonable attorneys’, accountants’ and expert witness’ fees and expenses), judgments, fines, taxes, claims, damages, sanctions, penalties and assessments or other payments of whatever kind, all interest thereof, all costs and expenses of investigating any claim lawsuit or arbitration and any appeal therefrom plus (ii) interest on any amount paid to Kito pursuant to, or in connection with, the terms of the Limited Guarantee at an annual rate equal to 10% which shall accrue daily from the date such amounts are paid to Kito through the date such Losses are paid to the CD&R Fund in accordance with this Agreement.

(70) “Multiemployer Plan” means (x) a “multiemployer plan” as defined in Section 3(37) of ERISA that is maintained in the United States and (y) a non-U.S. defined-benefit pension plan for the benefit of employees of multiple unrelated employers, in each case, to which any Company Group Member contributes or is or has been required to contribute.

(71) “NASDAQ” means the NASDAQ Stock Market (or its successor).

(72) “New Securities” shall have the meaning set forth in Section 4.12(a).

(73) “Non-Recourse Party” shall have the meaning set forth in Section 5.18.

(74) “OFAC” shall have the meaning set forth in Section 2.10(d).

(75) “Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor; provided, however, that no portfolio company of any Person shall be a Permitted Transferee.

(76) “Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, other legal entity or organization or Governmental Entity.

(77) “Placement Agent” means J.P. Morgan Securities LLC.

(78) “Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company, any Company Subsidiary or any other person with whom the Company is considered a single employer under Section 414 of the Code or Title IV of ERISA, to which any Company Group Member is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, and life insurance plan, agreement or arrangement, or any other compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that any Company Group Member, maintains, sponsors, is a party to, or as to which any Company Group Member otherwise has or would reasonably be expected to have any material obligation or material liability, but excluding any Multiemployer Plans.

(79) “Pre-Closing Period” shall have the meaning set forth in Section 4.1.

(80) “Preemptive Rights Portion” shall have the meaning set forth in Section 4.12(b).

(81) “Preferred Shares” shall have the meaning set forth in the Recitals.

(82) “Prohibited Transferee” means (a) any Person who, immediately prior to the relevant Transfer, is a Company Competitor or an Activist Investor or (b) any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who, without giving effect to the Transfer, Beneficially Owns 5% or more of the total voting power of the Equity Securities of the Company (other than, in the case of clause (b) of this definition, any Person who has reported its ownership of such securities of the Company on Schedule 13G).

(83) “Purchase Price” shall have the meaning set forth in Section 1.1.

(84) “Purchased Shares” shall have the meaning set forth in Section 1.1.

(85) “Purchaser” shall have the meaning set forth in the Preamble.

(86) “Purchaser Designee” or “Purchaser Designees” shall have the meanings set forth in Section 4.11(a).

(87) “Purchaser Parties” means the Purchaser and any Affiliated Fund.

(88) “Registration Rights Agreement” means that certain Registration Rights Agreement, the form of which is set forth as Exhibit B.

(89) “Relevant Persons” shall have the meaning set forth in Section 2.10(b).

(90) “SEC” shall have the meaning set forth in Section 2.5(a).

(91) “SEC Documents” shall have the meaning set forth in Section 2.5(a).

(92) “Section 4.19 Persons” shall have the meaning set forth in Section 4.19.

(93) “Securities Act” shall have the meaning set forth in Article II.

(94) “Standstill Period” means the period beginning on the Closing Date and ending on the later of (x) the second anniversary of the Closing Date and (y) the date that is six (6) months after the date on which a Purchaser Designee is no longer serving on the Company Board (whether due to resignation or otherwise) and the Purchaser Parties no longer have the right pursuant to this Agreement to designate any Purchaser Designee to serve on the Board (including as a result of the Purchaser having exercised its right under Section 4.11(f) to irrevocably relinquish such designation rights).

(95) “Subsidiary” shall have the meaning set forth in Section 2.1(b).

(96) “Transaction Documents” means this Agreement, the Certificate of Designations and the Registration Rights Agreement.

(97) “Transfer” shall have the meaning set forth in Section 4.10(a).

(98) “Voting Debt” shall have the meaning set forth in Section 2.2(b).

Section 5.10. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.11. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.12. No Third Party Beneficiaries. Except as set forth in the immediately succeeding sentences or as otherwise expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies. Notwithstanding the foregoing (i) each Non-Recourse Party is a express third party beneficiary of Section 5.18, (ii) the Covered Persons are express third party beneficiaries of Section 4.11(e), (iii) the Purchaser Parties are express third party beneficiaries of Article IV, (iv) the CD&R Indemnitees are express third party beneficiaries of Section 4.18. Nothing in this Section 5.12 shall limit the rights of Kito Crosby Limited, a company incorporated under the laws of England and Wales, to seek specific performance against the Company to cause the Company to specifically enforce the provisions hereof and under the Equity Commitment Letter against the other parties hereto and thereto in accordance with the terms hereof and thereof and (v) the Placement Agent is an express third party beneficiary of the representations and warranties of the Company contained in Article II and of the Purchaser contained Section 3.3 and Section 3.8.

Section 5.13. Public Announcements. Subject to each party’s disclosure obligations imposed by Law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which consent shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure; provided that, the Purchaser, the CD&R Fund and each Affiliated Fund may make customary disclosures in the ordinary course, including in connection with fund raising, marketing, informational or reporting activities, to existing or prospective general and limited partners of the CD&R Fund or any Affiliated Fund.

Section 5.14. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, and the Company shall have the rights of specific performance as provided for in the Equity Commitment Letter, this being in addition to any other remedies to which the parties are entitled at Law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at Law.

Section 5.15. Termination. This Agreement will survive the Closing so long as the Purchaser and its Affiliates hold any Purchased Shares or Common Shares issuable upon the conversion of Preferred Shares. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party given at any time on or after the date that is eighteen (18) months after the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or the Purchaser, upon written notice to the other party given at any time after the termination of the Kito Acquisition Agreement in accordance with its terms; provided, however, that the right to terminate this Agreement pursuant to this Section 5.15(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or resulted in, the termination of the Kito Acquisition Agreement in accordance with its terms;

(d) by notice given by the Company to the Purchaser, if (i) the Closing shall not have occurred on or prior to the date required pursuant to Section 2.2 of the Kito Acquisition Agreement following notice thereof in accordance with Section 1.2 at a time when all conditions set forth in Section 1.3 have been satisfied or will be satisfied at the Closing; (ii) the Company has notified Purchaser in writing that the Company is ready, willing and able to effect the Closing; and (iii) Purchaser fails to consummate the Closing on the earlier of the End Date or the third (3rd) Business Day following the date of delivery of such written notification by the Company; or

(e) by notice given by the Purchaser to the Company, if there have been one or more breaches of one or more covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b) would not be satisfied and which have not been cured by the Company within seventy five (75) days after receipt by the Company of written notice from the Purchaser requesting such breaches to be cured.

Section 5.16. Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.15, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any intentional and material breach by such party of its obligations under this Agreement arising prior to such termination, (B) actual, intentional fraud with respect to a party’s representations and warranties contained in this Agreement or (C) any liability with respect to terms of this Agreement which expressly survive such termination pursuant to this Section 5.16. In the event of any such termination, this Agreement shall become void and have no effect, and (if such termination is prior to the Closing) the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence, (y) that the provisions of Section 4.4 (Confidentiality), Section 4.18 (Indemnity), Section 5.1 (Expenses), Section 5.2 through Section 5.13 (Amendment, Waiver; Counterparts; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements) and Section 5.18 (Non-Recourse) and (z) for as long as the Limited Guarantee has not been terminated or the Company has not satisfied its obligations under Section 4.18 in full, the second and third sentence of Section 4.2 and Section 4.6 shall survive the termination of this Agreement. For the avoidance of doubt, an intentional and material breach by the Purchaser shall be deemed to include any failure by the Purchaser to consummate the Closing if it is obligated to do so hereunder. Nothing herein shall limit the Purchaser’s obligations under the Limited Guarantee.

Section 5.17. Survival. The representations and warranties, and covenants required to be completed prior to the Closing, of the parties contained in this Agreement shall survive for twelve (12) months following the Closing. All of the other covenants or agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

Section 5.18. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith, provided that the foregoing shall in no way limit any rights or remedies of the Company expressly set forth in the Equity Commitment Letter. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party, provided that the foregoing shall in no way limit any rights or remedies of the Company expressly set forth in the Equity Commitment Letter.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

COLUMBUS MCKINNON CORPORATION

By:	/s/ David J. Wilson
Name: David J. Wilson
Title: President and Chief Executive Officer

CD&R XII KEYSTONE HOLDINGS, L.P.

By: CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Nathan K. Sleeper
Name: Nathan K. Sleeper
Title: Chief Executive Officer

CLAYTON, DUBILIER & RICE FUND XII, L.P. (solely for purposes of Section 4.13 hereof)

By: CD&R Associates XII, L.P., its general partner

By: CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Nathan K. Sleeper
Name: Nathan K. Sleeper
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

EXHIBIT A

Form of Certificate of Designations

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

COLUMBUS MCKINNON CORPORATION

(Under Section 805 of the Business Corporation Law)

The undersigned, David J. Wilson, President and Chief Executive Officer, of Columbus McKinnon Corporation, a New York corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is COLUMBUS MCKINNON CORPORATION. The name under which the Corporation was formed is COLUMBUS MCKINNON CHAIN CO., INC.

2. The original Certificate of Incorporation was filed by the Department of State on September 23, 1929. The Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), was filed by the Department of State on October 17, 2022.

3. As authorized by Article FOURTH of the Certificate of Incorporation, the board of directors of the Corporation (hereinafter called the “Board of Directors,” which term shall include any committee thereof duly authorized to act on behalf of such Board of Directors) has authorized the issuance of a series of preferred shares of the Corporation and has adopted resolutions providing for the issuance of such series, including the number, designation and relative rights, preferences and limitations of the shares of such series.

This Certificate of Amendment (this “Certificate”) hereby amends the Certificate of Incorporation by the addition of the following Article NINTH setting forth, in full, the number, designation, relative rights, preferences and limitations of the foregoing series of preferred shares of the Corporation:

NINTH:

Section 1. Designation and Amount. There is hereby authorized for issuance a series of preferred shares, par value $1.00 per share (the “Preferred Shares”). The shares of such series shall be designated as “Series A Cumulative Convertible Participating Preferred Shares” (the “Series A Preferred Shares”) and the number of shares constituting the Series A Preferred Shares shall be 800,000. Subject to and in accordance with the provisions of Section 11(b), such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

Section 2. Rank. Each Series A Preferred Share shall rank equally in all respects and shall be subject to the provisions herein. The Series A Preferred Shares shall, with respect to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon Liquidation (as defined below), (i) rank senior and prior to the Corporation’s common shares, par value $0.01 per share (the “Common Shares”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Series A Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities, including the Common Shares, are collectively referred to herein as “Junior Securities”), (ii) rank junior to the Corporation’s debt obligations and each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with this Article NINTH, that by its terms expressly ranks senior to the Series A Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with this Article NINTH, that expressly provides that it ranks on parity with the Series A Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Section 3. Definitions.

(a) As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Accrued Dividends” means, as of any date, with respect to any Series A Preferred Share, all dividends that have accrued in respect of such share pursuant to Section 4(a)(ii) but that have not been paid as of such date as Cash Dividends.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Base Amount” means, with respect to any Series A Preferred Share, as of any date, the sum of (x) the Liquidation Preference and (y) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any Series A Preferred Share, as of any date, (i) if a Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the preceding Preferred Dividend Payment Date (taking into account the payment of Preferred Dividends in respect of such period ending on such preceding Preferred Dividend Payment Date, if any, as of such Preferred Dividend Payment Date) or (ii) if no Preferred Dividend Payment Date has occurred since the issuance of such share, zero.

“Base Dividend Rate” means, for any day, 7.00% per annum.

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“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Equity Interests of any Person shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided that, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Cash Dividend” has the meaning set forth in Section 4(a)(ii).

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of any of the following:

(i) any purchase, merger, acquisition or other transaction or series of related transactions immediately following which any Person or Group (excluding the Investor or its Affiliates or any Group including the Investor or its Affiliates) shall Beneficially Own, directly or indirectly, Voting Stock entitling such Person or Group to exercise more than 50% of the total voting power of all classes of Voting Stock of the Corporation, other than as a result of any such transaction in which (x) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity thereof immediately after such transaction and (y) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or any parent entity thereof in substantially the same proportion to each other as immediately prior to such transaction;

(ii) any transaction or series of related transactions immediately following which the Persons who Beneficially Own the Voting Stock of the Corporation immediately prior to such transaction or transactions cease to Beneficially Own more than 50% of the Voting Stock of the Corporation, any successor thereto or any parent entity thereof immediately following such transaction or transactions; or

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(iii) (x) the Corporation merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person (other than a wholly-owned Subsidiary of the Corporation), or (y) the Corporation engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Shares are exchanged for or converted into cash, securities or other property, in each case of clauses (x) and (y), other than any such transaction: (A) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Shares; (B) which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common stock (or equivalent) of the surviving entity; or (C) where the Voting Stock of the Corporation outstanding immediately prior to such transaction remains, or is converted into or is exchanged for, Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such merger or consolidation).

“Change of Control Effective Date” has the meaning set forth in Section 8(a).

“Change of Control Redemption” has the meaning set forth in Section 8(a).

“Change of Control Redemption Notice” has the meaning set forth in Section 8(b).

“COC Redemption Price” has the meaning set forth in Section 8(a).

“COI Amendment” has the meaning set forth in the definition of Requisite Shareholder Approval.

“Common Share Dividend Record Date” has the meaning set forth in Section 4(a)(iv).

“Common Share Trading Price” means, as of any Trading Day, the closing price of a Common Share on such Trading Day (as reported on Bloomberg, based on composite transactions for the Trading Market).

“Common Shares” has the meaning set forth in Section 2.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Date” has the meaning set forth in Section 6(b)(v).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Option” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Date” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Measurement Period” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 9.

“Conversion Right” has the meaning set forth in Section 6(a)(i)(B).

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“Convertible Securities” means indebtedness or Equity Interests convertible into or exchangeable for Common Shares.

“Corporation” means Columbus McKinnon Corporation, a New York corporation.

“Debt Financing Documents” means [•].

“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).

“Dividend Rate” means, for any day, the Base Dividend Rate as increased by the Noncompliance Additional Rate, if any, applicable on such day pursuant to Section 4(b).

“Equity Interests” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Ex-Date” means, when used with respect to any distribution, the first date on which the Common Shares or other securities in question do not have the right to receive the distribution giving rise to an adjustment to the Conversion Price.

“Excess Conversion Shares” means, prior to receipt of the Requisite Shareholder Approval, in connection with any conversion of Series A Preferred Shares (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), those Common Shares (if any) that would result in the number of Common Shares issued in such conversion (when taken together with all Common Shares previously issued in connection with any conversion of Series A Preferred Shares) exceeding [•]1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Property” has the meaning set forth in Section 7(a).

“Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

“Group” means any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means, at any time, any Person in whose name Series A Preferred Shares are registered, which may be treated by the Corporation as the absolute owner of such Series A Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

“Holder COC Redemption Price” has the meaning set forth in Section 8(a).

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Such amount to equal such number of Common Shares that represents 19.99% of the Common Shares outstanding as of immediately prior to signing (or, if agreed by the parties in accordance with Nasdaq guidance, the closing).

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“Implied Quarterly Dividend Amount” means, with respect to any Series A Preferred Share, as of any date, the product of (a) the Base Amount of such Series A Preferred Share as of the first day of the applicable Payment Period and (b) one-fourth of the Dividend Rate applicable to such share on such date.

“Initial Conversion Price” means (i) with respect to each Series A Preferred Share issued on the Original Issuance Date, $37.68 per Common Share and (ii) with respect to each Series A Preferred Share issued after the Original Issuance Date, the Conversion Price in effect immediately prior to the issuance of such share.

“Investment Agreement” means that certain Investment Agreement, dated as of February 10, 2025, by and among the Corporation, CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership, and, solely for purposes of Section 4.13 thereof, Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership, as the same may be amended from time to time.

“Investor” means, collectively, one or more investment vehicles affiliated with or managed by Clayton, Dubilier & Rice, LLC who acquire Series A Preferred Shares pursuant to the Investment Agreement.

“Issuance Date” means, with respect to a Series A Preferred Share, the date of issuance of such Series A Preferred Share.

“Junior Securities” has the meaning set forth in Section 2.

“Law” means any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” means, with respect to each Series A Preferred Share, $1,000.00 per share.

“Market Price” means, with respect to any particular security on any particular date, (i) if such security is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the volume weighted average price per share (as reported on Bloomberg based, in the case of a listed security, on composite transactions for the principal U.S. national or regional securities exchange on which such security is listed or quoted) of such security for the period of ten (10) consecutive Trading Days preceding (and excluding) the date of determination (or for any other period specified for this purpose in the applicable provision of this Article NINTH), or (ii) if such security is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the fair market value of such security on the date of determination, as determined pursuant to the Valuation Methodology.

“NASDAQ” means the NASDAQ Stock Market (or its successor).

“Noncompliance Additional Rate” means 3.00% per annum.

“NYSE” means the New York Stock Exchange (or its successor).

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“Optional Redemption” has the meaning set forth in Section 10(a).

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Parity Securities” has the meaning set forth in Section 2.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a Series A Preferred Share, the period beginning on the day after the preceding Preferred Dividend Payment Date (or if no Preferred Dividend Payment Date has occurred since the Issuance Date of such Series A Preferred Share, the day that would have been the day after the preceding Preferred Dividend Payment Date had the Issuance Date with respect to such Series A Preferred Share occurred prior to such date) to and including the next Preferred Dividend Payment Date.

“Permitted Quarterly Dividends” means, with respect to any calendar quarter, a dividend of up to $0.07 per Common Share during such calendar quarter.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date; provided, that if any such Quarterly Date is not a Business Day, then the “Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

“Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

“Preferred Shares” has the meaning set forth in Section 1.

“Pro Rata Repurchase” means any acquisition (whether effected by repurchase or redemption) of Common Shares by the Corporation or any Affiliate thereof (other than, if applicable, the Investor or any of its Affiliates) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Shares, whether for cash, Equity Interests or other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any Series A Preferred Shares are outstanding; provided that “Pro Rata Repurchase” shall not include any acquisition (whether effected by repurchase or redemption) of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of acquisition (whether effected by repurchase or redemption) with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

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“Purchased Shares” has the meaning set forth in Section 9(a)(iv).

“Recognized Exchange” means any of the following: the NASDAQ, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQB or the OTCQX operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing).

“Redemption Date” has the meaning set forth in Section 10(a).

“Redemption Notice” has the meaning set forth in Section 10(a).

“Redemption Price” has the meaning set forth in Section 10(a).

“Register” means the securities register maintained in respect of the Series A Preferred Shares by the Corporation, or to the extent the Corporation has engaged a transfer agent, such transfer agent.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [•], by and among the Corporation, CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership, and any Person who becomes a party thereto in accordance therewith, as the same may be amended from time to time.

“Registration Statement” means any registration statement of the Corporation filed with the U.S. Securities and Exchange Commission under the Securities Act covering the resale of all Series A Preferred Shares and Common Shares into which the Series A Preferred Shares have been or may be converted pursuant to this Article NINTH.

“Reorganization Event” means any of the following transactions:

(i) any reorganization, consolidation, merger, share exchange, statutory exchange, tender or exchange offer or other similar business combination involving the Corporation with or into another Person, in each case, pursuant to which the Common Shares will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any reclassification, recapitalization or reorganization of the Common Shares into securities other than the Common Shares; or

(iii) any direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (including in connection with any Liquidation) by the Corporation of all or substantially all of its assets or business, in each case under this clause (iii), pursuant to which the Common Shares will be converted into cash, securities or other property.

“Required Reserved Shares” means, as of any date, a number of Common Shares equal to (a) the number of Common Shares issuable upon conversion of all then outstanding Series A Preferred Shares as of such date (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) plus (b) the number of additional Common Shares that the Series A Preferred Shares would be convertible into following the first Preferred Dividend Payment Date after such date if a Cash Dividend is not paid on such Preferred Dividend Payment Date.

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“Requisite Shareholder Approval” means the affirmative vote of a majority of the votes cast at a regular or special meeting of the shareholders of the Corporation (at which a quorum is present) for the approval of (i) in accordance with NASDAQ Listing Rule 5635, the conversion and the voting of all Excess Conversion Shares and (ii) an amendment to the Certificate of Incorporation (the “COI Amendment”) that (A) increases the number of authorized but unissued Common Shares of the Corporation to 100 million and (B) provides such changes as are necessary to permit the Corporation to comply with its obligations under Section 4.12 of the Investment Agreement without the effectiveness of paragraph (i) thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Series A Preferred Shares” has the meaning set forth in Section 1.

“Shelf Registration Statement” means a shelf Registration Statement (on Form S-3 to the extent permissible or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Trading Day” means a day on which the Trading Market is open for the transaction of business.

“Trading Market” means the NASDAQ (or any nationally recognized successor thereto); provided, however, that in the event the Common Shares are not listed on the NASDAQ (or any nationally recognized successor thereto) but are then listed or traded on a Recognized Exchange, then the “Trading Market” shall mean such Recognized Exchange on which the Common Shares are then listed or traded.

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“Triggering Event” means: (i) the Corporation’s failure to (x) comply with its obligations to effect the conversion of Series A Preferred Shares in compliance with Section 6, (y) as of any date, reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Series A Preferred Shares into Common Shares, the Required Reserved Shares as of such date (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)); provided that, except for purposes of Section 4(c)(y), a Triggering Event shall not be deemed to have occurred as a result of clause (y) above prior to the earlier of (A) the date on which the Requisite Shareholder Approval is obtained and (B) July 31, 2025 or (z) to comply with the terms of Section 7), (ii) the Corporation’s failure to comply with its obligations to redeem Series A Preferred Shares when required in accordance with the terms of this Article NINTH, (iii) the failure of the Corporation to have received the Requisite Shareholder Approval, provided that, except for purposes of Section 4(c)(y), this clause (iii) shall not apply until July 31, 2025, (iv) the Corporation taking any action which requires the prior affirmative vote or written consent of any Holder pursuant to the terms of this Article NINTH, including any action described in Section 11(b), without the prior affirmative vote or written consent of such required affirmative vote or written consent, (v) the Corporation’s failure to maintain the listing of the Common Shares on the NASDAQ or NYSE or (vi) any other noncompliance with the terms set forth in this Article NINTH by the Corporation that, in case of this clause (vi) is not cured within thirty (30) days of the earlier of (1) the Corporation’s receipt of written notice from the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares and (2) the Corporation becoming aware of such noncompliance.

“Valuation Methodology” means (i) if, within ten (10) Business Days following notice from the Corporation of a good faith determination by the Board of Directors, the Holders of a majority of the outstanding Series A Preferred Shares deliver written notice to the Corporation that they object to such determination, then determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by Holders of a majority of the outstanding Series A Preferred Shares or (ii) otherwise the good faith determination of the Board of Directors as set forth in the notice described in clause (i).

“Voting Cap” has the meaning set forth in Section 11(a).

“Voting Stock” means Equity Interests of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Equity Interests of any other class or classes (other than Common Shares) shall have or might have voting power by reason of the happening of any contingency).

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(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) the word “including” shall be deemed to be followed by the words “without limitation”;

(iii) references to “$” or “dollars” means the lawful coin or currency of the United States of America;

(iv) the phrase “to the extent” means the degree to which something extends (and not “if”); and

(v) references to “Section” are references to Sections of this Article NINTH.

Section 4. Dividends.

(a) Holders of the issued and outstanding Series A Preferred Shares shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

(i) Holders of Series A Preferred Shares shall be entitled to participate equally and ratably with the holders of Common Shares in dividends paid on the Common Shares (other than (A) dividends paid in the form of Common Shares, Convertible Securities or Options and (B) Permitted Quarterly Dividends) as if immediately prior to each Common Share Dividend Record Date, all Series A Preferred Shares then outstanding were converted into Common Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of Common Shares, and no dividends shall be payable to holders of Common Shares (except as otherwise provided in clauses (A) and (B) of the preceding sentence) unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Series A Preferred Shares.

(ii) In addition to any dividends pursuant to Section 4(a)(i), on each Preferred Dividend Payment Date the Corporation shall either (at its option and sole discretion) (A) to the extent permitted by applicable Law, pay in cash (any Preferred Dividend paid in such manner, a “Cash Dividend”), if, as and when declared by the Board of Directors, out of funds legally available therefor, dividends on each outstanding Series A Preferred Share or (B) if the Corporation does not pay a Cash Dividend on such Preferred Dividend Payment Date, allow dividends, automatically and without any action of the Corporation, to accumulate with respect to each outstanding Series A Preferred Share for such Payment Period, thereby constituting Base Amount Accrued Dividends and increasing the Base Amount (such dividends in accordance with clause (A) or clause (B) above, the “Preferred Dividends”), in each case at a rate per annum equal to the Dividend Rate as further specified in this Section 4(a)(ii) and in accordance with Section 4(a)(iii) below. For the avoidance of doubt, if the Corporation has not made the Cash Dividend payment in full in cash with respect to any Preferred Dividend Payment Date on or prior to such Preferred Dividend Payment Date, then the Corporation shall be deemed to have elected to satisfy the Preferred Dividends with respect to such Preferred Dividend Payment Date by the mechanics set forth in clause (B) of this Section 4(a)(ii). Preferred Dividends on each Series A Preferred Share shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation

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has funds legally available for the payment of such dividends, shall compound quarterly on each Preferred Dividend Payment Date (to the extent not paid in cash on or prior to such Preferred Dividend Payment Date) and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Preferred Dividend Payment Date, commencing on the first Preferred Dividend Payment Date following the Issuance Date of such share. The amount of Preferred Dividends accruing with respect to any Series A Preferred Share for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the applicable Payment Period. The amount of Preferred Dividends payable with respect to any Series A Preferred Share for any Payment Period shall equal the sum of the Preferred Dividends accrued in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period.

(iii) Preferred Dividends that have accrued in a Payment Period may, at the option of the Corporation in its sole discretion and to the extent permitted by applicable Law, be paid as Cash Dividends in respect of such Payment Period; provided that (x) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), and (y) Cash Dividends in respect of Accrued Dividends in respect of any Payment Period may be paid after the Preferred Dividend Payment Date in respect of such Payment Period solely with the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares. Notwithstanding the foregoing or anything to the contrary in this Article NINTH, except as contemplated by clause (y) of the immediately preceding proviso, no Cash Dividends may be paid in respect of Accrued Dividends that have become Base Amount Accrued Dividends and the value associated with such Accrued Dividends shall be delivered to Holders through payment or conversion as contemplated by this Article NINTH (including in accordance with Section 5, Section 6, Section 7, Section 8 and Section 10).

(iv) Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of Series A Preferred Shares entitled thereto. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Series A Preferred Shares as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of Common Shares (the “Common Share Dividend Record Date”), and (ii) with respect to Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Preferred Dividend Payment Date.

(b) Upon the occurrence of a Triggering Event, the Dividend Rate shall increase by the Noncompliance Additional Rate from and including the date on which the Triggering Event shall occur and be continuing through but excluding the date on which all then occurring Triggering Events are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Triggering Event occurring while the Dividend Rate is then-currently increased pursuant to this Section 4(b).

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(c) At any time during which a Triggering Event shall be occurring, without the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, (x) no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities (other than prior to December 31, 2026, Permitted Quarterly Dividends), nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (other than repurchases or redemptions of Common Shares from employees, officers or directors of the Corporation or any of its Subsidiaries in the ordinary course of business and, subject to and in accordance with the provisions of Section 6 hereof, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith (collectively, “Permitted Junior Repurchases”)) and (y) the Corporation shall not consummate a Change of Control unless the Corporation provides each Holder the option to either (i) receive the consideration it would have received in such Change of Control if all of its Series A Preferred Shares had been converted into Common Shares (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, immediately prior to the effective time of the Change of Control or (ii) have all of its then-outstanding Series A Preferred Shares redeemed in full at a redemption price per share in cash equal to 150% of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such Series A Preferred Shares as of the date of such redemption.

(d) Without the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than Permitted Junior Repurchases) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including for this purpose the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Shares), (B) immediately after the taking of such action, the Corporation, in its good faith judgment, would be able to pay all of its debts (including the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Shares) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable Law.

Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Shares, for such Holder’s Series A Preferred Shares in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such Series A Preferred Shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such Series A Preferred Shares, immediately prior to such Liquidation, been converted into Common Shares (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein.

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(b) In the event the assets of the Corporation available for distribution to shareholders upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding Series A Preferred Shares pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, equity securities, other securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion of Series A Preferred Shares.

(i) Subject to and in accordance with the provisions of this Section 6, Series A Preferred Shares may be converted into Common Shares as follows:

(A) For so long as a Shelf Registration Statement is in effect, if (a) at any time after the Original Issuance Date, the Common Share Trading Price exceeds 200% of the then-applicable Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (such period, the “Conversion Option Measurement Period”) and (b) the Corporation, at its option, delivers a written notice to the Holders of the Series A Preferred Shares within five (5) Business Days following the conclusion of the applicable Conversion Option Measurement Period, then each outstanding Series A Preferred Share shall be converted (the “Conversion Option”), as of the Business Day immediately prior to the date of such notice (the “Conversion Option Date”), into such number of fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Option Date, divided by (B) the Conversion Price of such share in effect as of the Conversion Option Date; provided that, (x) if any Common Shares issuable in connection with any Conversion Option would constitute Excess Conversion Shares, the Corporation may not exercise the Conversion Option unless the Requisite Shareholder Approval has been obtained prior to the Conversion Option Date and (y) if any Common Shares issuable in connection with any Conversion Option would cause the voting rights of the Common Shares held by any Holder and its Affiliates at such time to exceed the Voting Cap, then the Corporation may, at its election, instead convert all of the Series A Preferred Shares other than solely the number of Series A Preferred Shares held by such Holder necessary to avoid such conversion resulting in the voting rights of the Common Shares held by such Holder and its Affiliates at such time to exceed the Voting Cap.

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(B) Subject to the last sentence of this Section 6(a)(i)(B), each Holder shall have the right (the “Conversion Right”), at any time and from time to time at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred Shares into fully paid and non-assessable Common Shares. Upon a Holder’s election to exercise its Conversion Right, each Series A Preferred Share for which the Conversion Right is exercised shall be converted into such number of Common Shares (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion. Notwithstanding anything to the contrary contained in this Article NINTH, (i) no Holder shall have the right to convert pursuant to this Section 6(a)(i)(B) prior to the earlier of (x) receipt of the Requisite Shareholder Approval and (y) December 31, 2026, (ii)2 prior to receipt of the Requisite Shareholder Approval, in no event shall the number of Series A Preferred Shares converted pursuant to this Section 6(a)(i)(B) (if applicable, taken together with all Common Shares previously issued in connection with any conversion of Series A Preferred Shares) result in the issuance of any Excess Conversion Shares and (iii) unless consented to in writing by the Corporation, no Holder shall be entitled to convert its Series A Preferred Shares into Common Shares to the extent that such conversion would cause the voting rights of the Common Shares held by such Holder and its Affiliates at such time to exceed the Voting Cap.

(ii) No fractional Common Shares shall be issued upon the conversion of any Series A Preferred Shares. If more than one Series A Preferred Share subject to conversion is held by the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date on all Series A Preferred Shares so subject. If the conversion of any share or Series A Preferred Shares results in a fractional Common Share issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Market Price of a Common Share on the Trading Day immediately prior to the Conversion Date.

(iii) The Corporation will at all times after July 31, 2025, reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Series A Preferred Shares into Common Shares, the Required Reserved Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation shall take all action permitted by Law, including calling meetings of the shareholders of the Corporation and soliciting proxies for any necessary vote of the shareholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued Common Shares, if at any time there shall be insufficient authorized and unissued Common

[2]	This limitation will be modified to the extent reasonably agreed to by the parties based on NASDAQ guidance.

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Shares to permit such reservation or to permit the conversion of all outstanding Series A Preferred Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation covenants that the Series A Preferred Shares and all Common Shares that may be issued upon conversion of Series A Preferred Shares shall upon issuance be duly authorized, fully paid and non-assessable and will not be subject to preemptive rights or subscription rights of any other shareholder of the Corporation. The Corporation further covenants that the Corporation shall, from time to time, at its sole expense, cause to be authorized for listing or quotation on the Trading Market (to the extent permitted by the Trading Market), the maximum number of Common Shares issued and issuable upon conversion of the Series A Preferred Shares, subject to official notice of issuance.

(b) Mechanics of Conversion.

(i) If the Corporation exercises the Conversion Option and delivers notice thereof in accordance with Section 6(a)(i)(A), the Corporation shall notify the Holders of Series A Preferred Shares in writing of the Conversion Option promptly (and in any event within three (3) Business Days) following the Conversion Option Date by delivery of written notice to such Holders and shall update or cause to be updated the Register, effective as of the Conversion Option Date, to reflect the Common Shares held by such Holders as a result of the Conversion Option and shall, as promptly as practicable thereafter, re-designate or issue or cause to be issued to each such Holder the number of validly issued, fully paid and non-assessable Common Shares to which such Holder shall be entitled and deliver or cause to be delivered to each such Holder evidence of such re-designation or issuance reasonably satisfactory to such Holders.

(ii) The Conversion Right of a Holder of Series A Preferred Shares shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the Series A Preferred Shares held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which Common Shares are to be issued and (if so required by the Corporation or the Corporation’s transfer agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the transfer agent, as applicable, duly executed by the Holder or its legal representative.

(iii) As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 12(i), if applicable, and in no event later than three (3) Trading Days thereafter, the Corporation shall update or cause to be updated the Register to reflect the Common Shares held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a Common Share arising upon such conversion settled as provided in Section 6(a)(ii).

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(iv) The conversion of any Series A Preferred Share shall be deemed to have been made (i) in connection with any Conversion Option, at the close of business on the Conversion Option Date, and (ii) in connection with any exercise of the Conversion Right, at the close of business on the date of giving the Conversion Notice (the “Conversion Date”). Until the Conversion Date with respect to any Series A Preferred Share has occurred, such Series A Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 11.

(c) Corporation’s Obligations to Issue Common Shares. Subject to Section 13(i), the last sentence of Section 6(a)(i)(B), and compliance with the terms and conditions of this Article NINTH applicable to the conversion of the Series A Preferred Shares, the Corporation’s obligations to issue and deliver Common Shares upon conversion of Series A Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of Law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Common Shares.

Section 7. Reorganization Events.

(a) Treatment of Series A Preferred Shares Upon a Reorganization Event. Subject to applicable Law, upon the occurrence of any Reorganization Event, (i) if the Corporation is the surviving company in such Reorganization Event, each Series A Preferred Share outstanding immediately prior to such Reorganization Event shall remain outstanding following such Reorganization Event (or be exchanged for an equivalent Preferred Share governed by the terms herein) (provided that (x) each Series A Preferred Share shall become convertible into the kind and amount of securities, cash and other property that the Holder of such Series A Preferred Share (other than the counterparty to the Reorganization Event or an Affiliate of such other party) would have received in such Reorganization Event had such Series A Preferred Share, immediately prior to such Reorganization Event, been converted into the applicable number of Common Shares using (i) the Conversion Price immediately prior to such Reorganization Event and (ii) the Liquidation Preference, together with the Accrued Dividends thereon, applicable at the time of such subsequent conversion (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (such securities, cash and other property, the “Exchange Property”) (provided, further, that any Exchange Property that is not cash shall consist of marketable securities listed on the NASDAQ or NYSE), and (y) appropriate adjustments shall be made to the conversion provisions set forth in Section 6 and the adjustment to conversion price provisions set forth in Section 9 as determined reasonably and in good faith by the Board of Directors to place the Holders in as nearly as equal of a position as possible with respect to such matters following such Reorganization

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Event as compared to immediately prior to such Reorganization Event) or (ii) if the Corporation is not the surviving entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, each Series A Preferred Share outstanding immediately prior to such Reorganization Event shall be converted or exchanged into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event having rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as nearly equal as possible to those provided herein (including with respect to any securities or other property to which the holders of Common Shares become entitled as a result of such Reorganization Event, which shall be determined in a manner similar to the rights in respect of Exchange Property in accordance with the preceding clause (i)) (with such adjustments as are appropriate to place the Holders in as nearly as equal of a position as possible following such Reorganization Event as compared to immediately prior to such Reorganization Event) (provided, for the avoidance of doubt, that any Exchange Property that is not cash shall consist of marketable securities listed on the NASDAQ or NYSE).

(b) Form of Consideration. In the event that Series A Preferred Shares become convertible into Exchange Property in connection with a Reorganization Event and the holders of Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property shall be based on the types and amounts of consideration received by the holders of Common Shares in the same proportion as was selected in the aggregate by the holders of Common Shares; provided that, to the extent the applicable transaction agreement provides for adjustments to such elected types and amounts of consideration that are generally applicable to holders of Common Shares making such elections, the Exchange Property will be subject to such adjustments.

(c) Successive Reorganization Events. The provisions of this Section 7 shall similarly apply to successive Reorganization Events.

(d) Notice of Reorganization Events. The Corporation (or any successor) shall, no later than ten (10) days following the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.

(e) Requirements of Reorganization Events. The Corporation shall not, without consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, enter into any agreement for, or consummate, any transaction or series of transactions constituting a Reorganization Event unless (A) (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Shares into the Exchange Property in a manner that is consistent with and gives effect to this Section 7 (including by reserving Exchange Property that allows any conversion of the Series A Preferred Shares (or replacement securities) into Exchange Property to be completed in accordance with the terms of this Section 7), and (ii) to the extent that the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Shares into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, which security shall meet the requirements of this Section 7 and (B) immediately following such Reorganization Event, neither the Series A Preferred Shares (or any share of preferred equity into which the Series A Preferred Shares are exchanged) nor any Exchange Property is subject to any limitations on conversion or voting pursuant to the rules of the applicable stock exchange or applicable Law.

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(f) Continuing Registration Rights. After a Reorganization Event, the Holder shall be entitled to receive registration rights with respect to the Equity Interests into which the Series A Preferred Shares (or any equivalent preferred stock which the Series A Preferred Shares have been exchanged for in accordance with the terms of this Agreement) as nearly equal as reasonably possible to those provided by the Registration Rights Agreement.

(g) Change of Control. For the avoidance of doubt, if a Reorganization Event constitutes a Change of Control, then Section 8 shall take precedence over this Section 7 to the extent there is any inconsistency between such sections.

Section 8. Change of Control.

(a) Change of Control Redemption. In the event of a Change of Control, the Corporation shall have the option, in its sole discretion and in accordance with applicable Law and subject to compliance with the notice requirements set forth in Section 8(b) and the Corporation having sufficient legally available funds to comply with its obligations hereunder (including pursuant to a binding commitment by the counterparty to any Change of Control Agreement (as defined below) to provide the necessary funds), to at any time following the execution of the definitive agreement contemplating the Change of Control until ten (10) Business Days prior to the effective date of the Change of Control (the effective date of the Change of Control, the “Change of Control Effective Date”), irrevocably elect to redeem on the Change of Control Effective Date, but immediately prior, and subject to, consummation of the Change of Control, all (and not less than all) of the outstanding Series A Preferred Shares (a “Change of Control Redemption”) for a price in cash per Series A Preferred Share equal to 150% of the sum of (x) the Liquidation Preference of such Series A Preferred Share plus (y) the aggregate Accrued Dividends of such Series A Preferred Share in each case, as of the Change of Control Effective Date (the “COC Redemption Price”); provided that the Holder may, at any time following the receipt of a Change of Control Redemption Notice until the date that is five (5) Business Days prior to the Change of Control Effective Date elect (by irrevocable written notice to the Corporation) to instead receive, at the Change of Control Effective Date, consideration of the kind and amount that the Holder of such Series A Preferred Shares would have received in such Change of Control had such Series A Preferred Shares, immediately prior to the Change of Control Effective Date, been converted into the applicable number of Common Shares using the Conversion Price on the Change of Control Effective Date and the Liquidation Preference, together with Accrued Dividends thereon, applicable at the time of such conversion (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (the “Holder COC Redemption Price”); provided, further, that if any such consideration consists of Equity Interests listed on a public exchange, the Holder thereof shall be entitled to receive registration rights with respect to such Equity Interests as nearly equal as reasonably possible to those provided by the Registration Rights Agreement.

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(b) Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating any Change of Control (or, if later, promptly after the Corporation discovers that the Change of Control will occur but in no event later than ten (10) Business Days prior to the actual consummation of the Change of Control), the Corporation shall deliver to each Holder (as appearing in the Register of the Corporation) a written notice setting forth a description of the anticipated Change of Control and the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed). On or before the tenth (10th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control Redemption (a “Change of Control Redemption Notice”), the Corporation shall deliver to each Holder (as appearing in the Register of the Corporation) a written notice setting forth the Corporation’s intention to exercise its right to effect a Change of Control Redemption and the expected Change of Control Effective Date. Any such Change of Control Redemption Notice shall also set forth the amount of (or methodology for determining) the COC Redemption Price and the Holder COC Redemption Price, together with the calculation of each and reasonable supporting details which shall include the Conversion Price used in such calculations. Upon a Change of Control, the Corporation shall (i) if the Series A Preferred Shares are to be redeemed in accordance with this Section 8 in exchange for the COC Redemption Price, deliver or cause to be delivered to the Holder by wire transfer the COC Redemption Price substantially concurrent with the consummation of the Change of Control and (ii) if the Series A Preferred Shares are to be redeemed in accordance with this Section 8 in exchange for the Holder COC Redemption Price, deliver or cause to be delivered to the Holder the Holder COC Redemption Price concurrently with when the consideration in such Change of Control is delivered to the holders of Common Shares.

(c) Change of Control Agreements. The Corporation shall not enter into any definitive agreement for a Change of Control (such an agreement, a “Change of Control Agreement”), or otherwise engage in or consummate, a transaction constituting a Change of Control, unless (i) such Change of Control Agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their rights and the Corporation’s obligations under this Agreement, including this Section 8, (ii) the Corporation has the ability in connection with such Change of Control in accordance with applicable Law (including Section 513 of the New York Business Corporation Law) to satisfy its obligation to pay each Holder the COC Redemption Price or Holder COC Redemption Price, as elected by each Holder, in accordance with Section 8(a) and (iii) the acquiring or surviving Person in such Change of Control represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the consummation of such Change of Control, to the effect that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control (taking into account the satisfaction of any indebtedness required in connection with the Change of Control), including making all required payments to the Holders hereunder, including the payment of the COC Redemption Price or the Holder COC Redemption Price, as elected by each Holder.

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Section 9. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 9(d), the Conversion Price shall be subject to the following adjustments:

(i) In-Kind Dividends and Distributions. If the Corporation declares a dividend or makes an in-kind distribution on the Common Shares payable in Common Shares, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

  OS0

OS1

Where,

OS0 = the number of Common Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of Common Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of Common Shares constituting such dividend or distribution.

If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Shares. If the Corporation subdivides, splits or combines the Common Shares, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

  OS0

OS1

Where,

OS0 = the number of Common Shares outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of Common Shares outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

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If any subdivision, split or combination described in this Section 9(a)(ii) is announced but the outstanding Common Shares are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding Common Shares, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Other Distributions. If the Corporation distributes any Convertible Securities, Options or any other assets (in each case, to the holders of its Equity Interests in respect thereof) for which there is no corresponding distribution in respect of the Series A Preferred Shares pursuant to Section 4(a)(i) (for the avoidance of doubt, any distribution of cash or non-cash property for which there is a corresponding distribution in respect of the Series A Preferred Shares pursuant to Section 4(a)(i) or any distribution of cash qualifying for the exception set forth in clause (B) of the first parenthesis of Section 4(a)(i) shall not give rise to an adjustment under this Section 9(a)(iii) (without duplication of, and subject to, (x) the following paragraph in the case of a “spin-off” and (y) Section 9(a)(v) below in the case of a rights plan), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV

SP0

Where,

SP0 = the Market Price of a Common Share on the date immediately prior to the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one Common Share on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined pursuant to the Valuation Methodology; provided that such value, whether determined pursuant to the foregoing clause (i) or (ii), shall not for the purposes hereof in any event be equal to or greater than the Market Price of a Common Share on such date.

In a “spin-off,” where the Corporation makes a distribution to all holders of Common Shares consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

  MP0

MP0 + MPs

Where,

MP0 = (i) if the Common Shares are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a Common Share for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if the Common Shares are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a Common Share on the effective date of such distribution.

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MPs = (i) if the capital stock or equity interests distributed to the holders of Common Shares are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, an amount equal to the product of (x) the number of shares of such capital stock or equity interests representing the portion of the distribution applicable to one Common Share and (y) the Market Price of such capital stock or equity interests for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if such capital stock or equity interests are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of the capital stock or equity interests representing the portion of the distribution applicable to one Common Share on the effective date of such distribution (after giving effect to such distribution).

In the event that such dividend, distribution, or spin-off described in this Section 9(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay, make, or consummate such dividend, distribution, or spin-off to the Conversion Price that would then be in effect if such dividend, distribution, or spin-off had not been declared.

(iv) Certain Acquisitions of Common Shares. If the Corporation effects a Pro Rata Repurchase of Common Shares that involves the payment by the Corporation of consideration per Common Share that exceeds the Market Price of a Common Share on the Effective Date of such Pro Rata Repurchase (provided that, if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined pursuant to the Valuation Methodology, then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

(OS0 x SP0) – AC

SP0 x OS1

Where,

SP0 = the Market Price of a Common Share on the Trading Day immediately preceding the first announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of Common Shares outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn.

OS1= the number of Common Shares outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares acquired (by way of redemption or repurchase) in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

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AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, and in the case of non-cash consideration, as determined pursuant to the Valuation Methodology, based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for acquisition (by way of redemption or repurchase) (the “Purchased Shares”).

In the event that the Corporation, or one of its Affiliates, is obligated to purchase Common Shares pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable Law from effecting any such purchases, or any such redemptions or repurchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such prevented or rescinded Pro Rata Repurchase had not been made.

(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any Series A Preferred Shares into Common Shares, the Holders will receive, in addition to the Common Shares, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Shares in an issuance triggering an adjustment pursuant to Section 9(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 9, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any in-kind dividend or distribution of Common Shares (or issuance of Options for Common Shares) or from any event treated as such for income tax purposes.

(ii) If the Corporation takes any action affecting the Common Shares, other than an action described in Section 9(a), which upon a determination by the Board of Directors, in its good faith discretion, would materially adversely affect the Conversion Rights of the Holders of Series A Preferred Shares, the Conversion Price shall be adjusted, to the extent permitted by Law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.

(c) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 9(a) or Section 9(b) shall occur.

(d) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustment which by reason of this Section 9(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

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(e) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 9(a) or Section 9(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Shares of any action of the type described in Section 9(a) (but only if the action of the type described in Section 9(a) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Shares), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Series A Preferred Shares or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 9(a) or Section 9(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(f) Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below the par value of the Common Shares, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Shares; provided that, the Corporation shall not take any action that would, or would reasonably be expect to, result in an adjustment to the Conversion Price which, but for this sentence, would reduce the Conversion Price to an amount below the par value of the Common Shares. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, the Trading Market or shareholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all Common Shares issuable upon conversion of the Series A Preferred Shares in compliance with the applicable listing standards of the Trading Market.

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Section 10. Optional Redemption.

(a) Subject to and in accordance with the provisions of this Section 10, if as of the date of redemption pursuant to this Section 10(a), (i) (x) each Holder has the ability to convert (and, for the avoidance of doubt, immediately thereafter transfer without restriction under Section 4.10 of the Investment Agreement) all of its Series A Preferred Shares into Common Shares in accordance with Section 6 without the creation of any Excess Conversion Shares and (y) there is a Shelf Registration Statement in effect at such time that would permit the immediate sale of all such Common Shares and any additional Common Shares which a Holder would have the ability to convert its Series A Preferred Shares into but for the Voting Cap (including, taking into consideration any “suspension periods” (as set forth in Section 2(i) of the Registration Rights Agreement) related to such Shelf Registration Statement) from the date on which the Redemption Notice is delivered until the applicable Redemption Date, and (ii) the Corporation has sufficient funds legally available therefor to pay the Redemption Price in accordance with applicable Law, then the Corporation shall have the right, at its option, from time to time, subject to Section 10(c), to redeem (the “Optional Redemption”), out of funds legally available therefor, all or any portion of the Series A Preferred Shares then outstanding, in each case, at a redemption price per share in cash (the “Redemption Price”) equal to 200% of the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of each such Series A Preferred Share as of the date of such redemption; provided that any redemption under this Section 10: (x) may be made only to the extent that immediately after such redemption the ratio which the Voting Stock held by such Holder bears to all of the Voting Stock of the Corporation at such time is less than 80% of the ratio which the Voting Stock held by such Holder immediately before such redemption bears to all of the Voting Stock of the Corporation at such time (taking into account all stock ownership in the Corporation by such Holder and its Affiliates known to the Corporation) and (y) if for less than all of the Series A Preferred Shares then outstanding, must not result in the aggregate Liquidation Preference and Accrued Dividends for the outstanding Series A Preferred Shares falling below $80 million. The Corporation may exercise its right to require redemption under this Section 10 by sending a written notice to each Holder of Series A Preferred Shares (the “Redemption Notice”) specifying (x) the date on which the redemption shall occur (the “Redemption Date”), which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date the Redemption Notice is sent and (y) the aggregate number of Series A Preferred Shares which are being redeemed pursuant to such redemption. If fewer than all of the Series A Preferred Shares then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders of Series A Preferred Shares based on the total number of Series A Preferred Shares then held by such Holder relative to the total number of Series A Preferred Shares then outstanding. Notwithstanding anything to the contrary in this Section 10(a), each Holder may elect to convert all or any portion of the Series A Preferred Shares held by such Holder into Common Shares in accordance with the provisions of Section 6 at any time prior to the applicable Redemption Date, and the Corporation must provide each Holder a reasonable opportunity to do so (including by cooperating with the Holder in connection with any partial conversion of Series A Preferred Shares and transfers of the resulting Common Shares to permit the Holder to convert all of the Holder’s Series A Preferred Shares prior to the Redemption Date without being limited by the Voting Cap).

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(b) Redemption pursuant to Section 10(a) shall become effective on the Redemption Date and the aggregate Redemption Price for such redeemed shares shall be due and payable in cash to the record Holder of the Series A Preferred Shares being redeemed on such date. If a Redemption Notice has been delivered in accordance with Section 10(a) and if the funds necessary for redemption have been paid to the Holders of Series A Preferred Shares being redeemed, then from and after the applicable Redemption Date, dividends and distributions will cease to accrue on such redeemed Series A Preferred Shares, such redeemed Series A Preferred Shares shall no longer be deemed outstanding and all rights of the Holders with respect to such redeemed Series A Preferred Shares will terminate, except the right to receive the aggregate Redemption Price for such redeemed Series A Preferred Shares held by each such Holder.

(c) The Corporation’s Optional Redemption right provided by Section 10(a) shall not be available to the Corporation at any time at which the Corporation is, or was during the five (5) consecutive Trading Day period immediately preceding the date of delivery of the Redemption Notice, in possession of material non-public information relating to the Corporation, that, if publicly disclosed, would be reasonably expected to have a material and positive effect on the Common Share Trading Price on the Trading Day immediately following the date on which such information is publicly disclosed relative to the Common Share Trading Price on the Trading Day immediately preceding the date on which such information is publicly disclosed (assuming such information is publicly disclosed pre-market open on a Trading Day or on a day that is not a Trading Day).

Section 11. Voting Rights.

(a) General. The Holders of Series A Preferred Shares shall be entitled to vote with the holders of the Common Shares on all matters submitted to a vote of shareholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Shares as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the Series A Preferred Shares owned of record by it equal to the number of Common Shares into which such Series A Preferred Shares could be converted (taking into account the limitations in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding Series A Preferred Share) as of the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited; provided that the number of votes in respect of the Series A Preferred Shares owned of record by any Holder and its Affiliates at any time shall be capped at an amount that, taken together with any Common Shares Beneficially Owned by such Holder and its Affiliates, equals forty-five percent (45%) of the sum of (i) the total number of outstanding Common Shares, (ii) the number of Common Shares into which such Holder’s and its Affiliates’ Series A Preferred Shares could be converted (taking into account the limitations in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding Series A Preferred Share in order to reduce the Common Shares included under this clause (ii) as necessary to comply with the 45% cap described in this proviso) and (iii) the total number of votes of any other outstanding securities entitled to vote together with the holders of Common Shares, in each case, as of such time (calculated in an iterative manner taking into account the limitation described in this proviso and the last sentence of Section 6(a)(i)(B)) (the limitation described in

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this proviso, the “Voting Cap”). For the avoidance of doubt, the Holders of Series A Preferred Shares shall not be entitled to any voting rights (other than pursuant to Section 11(b)) in respect of (1) any Series A Preferred Shares prior to the earlier of (x) receipt of the Requisite Shareholder Approval or (y) December 31, 2026 and (2) any Excess Conversion Shares prior to receipt of the Requisite Shareholder Approval. The Holders of Series A Preferred Shares shall be entitled to notice of any shareholders’ meeting in accordance with the Certificate of Incorporation and the By-Laws as if they were holders of record of Common Shares for such meeting.

(b) Class Voting Rights. So long as any Series A Preferred Shares are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, voting as a separate class:

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, this Article NINTH or the By-Laws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Series A Preferred Shares as to affect them adversely;

(ii) enter into any merger, reorganization or other consolidation or business combination that would treat the Series A Preferred Shares in a manner inconsistent with the terms of this Article NINTH;

(iii) increase or decrease the authorized number of Series A Preferred Shares (except for the cancellation and retirement of Series A Preferred Shares as expressly permitted by and in accordance with this Article NINTH) or issue additional Series A Preferred Shares;

(iv) authorize, create, increase the authorized amount of, or issue any Senior Securities or Parity Securities or any other Equity Interests that do not constitute Junior Securities;

(v) authorize, create, increase the authorized amount of, or issue any class or series of Senior Securities, Parity Securities or Junior Securities (other than Common Shares) or any security convertible into, or exchangeable or exercisable for any of the foregoing (other than Common Shares) that could have the “result of the receipt of property by some shareholders” within the meaning of Section 305(b)(2)(A) of the Internal Revenue Code of 1986, as amended from time to time, including but not limited to (A) any non-participating preferred share (including by means of merger, consolidation, reorganization, recapitalization or otherwise) or (B) any debt securities convertible into Equity Interests by their terms;

(vi) (x) amend, restate, supplement, modify or replace the Debt Financing Documents or (y) enter into any agreements or arrangements relating to indebtedness (or subsequently amend, restate, supplement, modify or replace any such agreements), in each case in clauses (x) and (y), that would materially and adversely limit or otherwise impact the Corporations ability to accrue or pay Preferred Dividends or Participating Dividends (in the case of Participating Dividends, other than as a result of a restriction on dividends on Common Shares) in accordance with this Article NINTH; or

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(vii) adopt any plan of Liquidation or file any voluntary petition for bankruptcy, receivership or any similar proceeding.

(c) The consent or votes required in Section 11(b) shall be in addition to any approval of shareholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-Laws. Each Holder will have one vote per share on any matter on which Holders of Series A Preferred Shares are entitled to vote separately as a class, whether at a meeting or by written consent.

Section 12. Transfer Agent; Certification of Series A Preferred Shares.

(a) The Corporation may, in its sole discretion, appoint a transfer agent and remove its transfer agent in accordance with the agreement between the Corporation and such transfer agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders. When a Holder requests to register the transfer of Series A Preferred Shares (provided that such transfer is not in violation of the transfer restrictions in this Article NINTH or the Investment Agreement), the Corporation or the Corporation’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met. Any transfer made not in compliance with the foregoing shall be disregarded and deemed void.

(b) The Series A Preferred Shares shall initially be uncertificated and issued in book-entry form; provided that, the Corporation shall reasonably promptly, following the request by the Holder, at any time, issue certificates under seal of the Corporation specifying the number of Series A Preferred Shares held by the Holder; provided that this obligation shall be subject always to the provisions of the Certificate of Incorporation and the By-Laws, and any other applicable Law.

Section 13. Miscellaneous.

(a) Taxes. The issuance or delivery of Series A Preferred Shares, Common Shares or other securities issued on account of Series A Preferred Shares pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar tax; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Shares, Common Shares or other securities in a name other than that in which the Series A Preferred Shares with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. Without limiting Section [ ] of the Investment Agreement, all payments and distributions (or deemed distributions) on the Series A Preferred Shares (and any Common Shares issued upon the conversion of any Series A Preferred Share) shall be subject to withholding and backup withholding of taxes to the extent required by applicable Law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

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(b) Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Article NINTH, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Series A Preferred Shares against dilution or other impairment as set forth in this Article NINTH.

(c) Status of Shares. Series A Preferred Shares which have been redeemed (or, if applicable, repurchased) shall be cancelled and have the status of authorized and unissued Preferred Shares, par value $1.00 per share, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Shares by the Board of Directors.

(d) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Article NINTH) with postage prepaid, addressed: (i) if to the Corporation, to its office at 205 Crosspoint Parkway, Getzville, New York 14068, Attention: Alan S. Korman, V.P., Corporate Development, General Counsel & Corporate Secretary, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

(e) Severability. If any right, preference or limitation of the Series A Preferred Shares set forth in this Article NINTH (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this Article NINTH (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(f) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.

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(g) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(h) Effectiveness. This Article NINTH shall become effective upon the filing thereof with the Secretary of State of the State of New York.

(i) Waiver and Modifications. Notwithstanding any provision in this Article NINTH to the contrary, the powers (including voting powers) of the Series A Preferred Shares and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions of the Series A Preferred Shares may be waived or modified as to all Series A Preferred Shares in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) with the written consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares.

* * *

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IN WITNESS WHEREOF, the undersigned has subscribed this Certificate of Amendment to the Certificate of Incorporation of the Corporation and affirms the statements herein contained as true under penalties of perjury this [•]th day of [ ], 2025.

David J. Wilson
President and Chief Executive Officer

[Signature Page to the Certificate of Amendment]

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

of

COLUMBUS MCKINNON CORPORATION

dated as of [•], 2025

i

TABLE OF CONTENTS

(continued)

ii

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2025, by and among Columbus McKinnon Corporation, a New York corporation (the “Company”), [CD&R XII Keystone Holdings, L.P.], a Cayman Islands exempted limited partnership (“CD&R Investor”), and any Person who becomes a party hereto pursuant to Section 9(d) or by execution of a joinder agreement substantially in the form of Exhibit A hereto. Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, on or prior to the date hereof, the Company has adopted and filed with the Secretary of State of the State of New York a Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation in the form attached hereto as Exhibit B (the “Certificate of Designations”), in order to create a series of preferred shares, par value $1.00 per share, designated as Series A Cumulative Convertible Participating Preferred Shares (the “Preferred Shares”);

WHEREAS, pursuant to the Investment Agreement, dated as of [•], 2025, by and among the Company, CD&R Investor and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section [4.13] thereof) (as such agreement may be amended from time to time, the “Investment Agreement”), CD&R Investor acquired from the Company, and the Company issued to CD&R Investor, such number of Preferred Shares as set forth in Section [1.1] of the Investment Agreement;

WHEREAS, pursuant to the Certificate of Designations, the Preferred Shares may be converted into a certain number of Common Shares, on the terms and subject to certain conditions specified in the Certificate of Designations; and

WHEREAS, the Company desires to provide to the Holders rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of Common Shares or Preferred Shares to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“CD&R Investor” has the meaning given to such term in the Preamble.

“Certificate of Designations” has the meaning given to such term in the Recitals.

“Charitable Gifting Event” means any transfer by a Holder, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective registration statement.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Shares” means the common shares, par value $0.01 per share, of the Company, including any shares of capital stock into which the Common Shares may be converted (as a result of recapitalization, share exchange or similar event) or are issued, including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Period” has the meaning given to such term in Section 2(g).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any registered offering covered by this Agreement 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) and during the 10 days before, the effective date of the related Registration Statement or, in the case of an underwritten takedown from a Shelf Registration Statement, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the Holders holding Registrable Securities.

“Holder” means any of (i) CD&R Investor, (ii) any Person who becomes a party hereto pursuant to Section 9(d) or (iii) any direct or indirect transferee of a Holder who is a Permitted Rights Transferee, has acquired Registrable Securities representing at least 5% of the then-outstanding Common Shares (on an as-converted basis) from a Holder and has entered into a joinder agreement substantially in the form of Exhibit A hereto, in each case so long as such Person continues to hold any Registrable Securities.

“including” means “including without limitation”.

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Investment Agreement” has the meaning given to such term in the Recitals.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is the earlier of (i) the 24-month anniversary of the Closing Date and (ii) the Company exercising, with respect to all or a portion of the Preferred Shares, its forced conversion or optional redemption rights under the Investment Agreement.

“Losses” has the meaning given to such term in Section 5(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

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“Permitted Rights Transferee” means, for the purposes of this Agreement, any Person to whom CD&R Investor transfers Common Shares or Preferred Shares in accordance with Section [4.10] of the Investment Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Preferred Shares” has the meaning given to such term in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registration Expenses” has the meaning given to such term in Section 6.

“Registrable Securities” means, as of any date of determination, (a)(i) any Common Shares or Preferred Shares held by a Holder and (ii) any Common Shares issuable upon conversion of Preferred Shares held by a Holder and (b) any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the Common Shares described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions and transfer taxes, if any, and the fees and expenses of any counsel to the Holders (other than such fees and expenses subject to reimbursement from the Company as set forth in Section 6(vii) hereof) and any other advisors and agents, if any, to the Holders, in each case, associated with the Holders effecting any sales of Registrable Securities under any Registration Statement (other than such fees and expenses expressly included in Registration Expenses); provided that, for the avoidance of doubt, Selling Expenses shall not include any fees and disbursements of any counsel retained by any underwriter in connection with any such sales.

“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WKSI” has the meaning given to such term in Section 2(d).

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2. Registration Rights.

(a) Shelf Registration. The Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared or become effective promptly upon the expiration of the Lock-Up Period a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the Holders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”). At all times, the Company shall use its reasonable best efforts to qualify for registration on a Form S-3 or any comparable or successor form or forms or any similar short-form registration.

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the Holders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell such Registrable Securities held by them as are then registered pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). The number of Shelf Takedowns that the Holders may effect pursuant to this Section 2(b) shall not be limited, provided that the number of Underwritten Offerings that may be effected hereunder shall be limited to a total of six (6) (less any Demand Requests made pursuant to Section 2(e)), with any three (3) such Underwritten Offerings having a plan of distribution which contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering, a “Marketed Underwritten Shelf Offering”). The Company shall not be required to facilitate a Marketed Underwritten Shelf Offering unless the aggregate gross proceeds from such offering are reasonably expected to be at least the lesser of (x) $50 million and (y) the aggregate gross proceeds from such offering assuming all of the remaining number of Registrable Securities held by the Holders are sold.Any such Shelf Takedown may be made in the United States by and pursuant to any method or combination of methods legally available to the Holders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Holders participating in such Shelf Takedown.

(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by the Holders that they intend to effect a Shelf Takedown, the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the Holders for so long as any Holders hold Registrable Securities; provided that the Company shall not be obligated to cooperate in an Underwritten Offering to be effected by means of a Block Sale if notice of such Underwritten Offering has not been delivered to the Company at least seven (7) Business Days prior to the intended launch of such Block Sale.

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(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement or, if the Company is not eligible at such time to file a Shelf Registration Statement, a Registration Statement on Form S-1; have such Registration Statement declared effective by the SEC; and keep such Registration Statement effective during the period during which such Shelf Registration Statement or Registration Statement on Form S-1 is required to be kept effective in accordance with Section 2(g) hereof.

(e) Demand Rights. After the expiration of the Lock-Up Period, in the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a), the Holders shall have the right on four (4) occasions (provided, that the aggregate number of such rights effected pursuant to this Section 2(e) plus the number of any Marketed Underwritten Shelf Offerings effected pursuant to Section 2(b) shall not exceed six (6)) to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the Holders (so long as such request covers at least $50,000,000 worth of the then current value of Common Shares (including, for purposes of such determination, any Common Shares issuable upon conversion of Preferred Shares)) or Preferred Shares, by delivering to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities owned by the Holders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand Registration”). Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and in each case, in which the sale of the Registrable Securities included therein was consummated. Any Holder who has elected to sell Registrable Securities in an offering pursuant to this Section 2(e) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of shares being sold in the offering during the 10 trading days preceding the date on which the Demand Request of such offering was given pursuant to this Section 2(e). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the Holders. No Demand Registration

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shall be deemed to have occurred for purposes of this Section 2(e) if (x) the Registration Statement relating thereto (A) does not become effective, (B) is not maintained effective for the period required pursuant to Section 2(g), or (C) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period, (y) more than 90% of the Registrable Securities requested by the Holders to be included in such registration are not so included pursuant to Section 2(h) or (z) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Holders or their Affiliates) or otherwise waived by the Holders; provided that the Company’s obligation to pay Registration Expenses pursuant to Section 6 hereof shall still apply.

(f) Effectiveness of Demand Registration. As promptly as practicable, but in no event later than 20 Business Days after the Company receives a Demand Request pursuant to Section 2(e) hereof, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective promptly a registration statement on the appropriate form (it being agreed that, subject to Section 2(d) hereof, such Registration Statement shall be an Automatic Shelf Registration Statement, if then available to the Company) providing for the registration of such number of Registrable Securities the Holders shall have requested be registered for distribution in accordance with such intended method of distribution; provided, however, no sale shall be made by any Holder pursuant to any Demand Registration prior to the expiration of the Lock-Up Period, except with the prior written consent of the Company. The Company shall comply in all material respects with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such registration statement in accordance with the intended method or methods of disposition by the Holders.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby, and to re-file such Shelf Registration Statement upon its expiration, until the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 180 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay. To the extent that the Company ceases to be eligible to register Registrable Securities on Form S-3, the Company shall file a “shelf” registration statement on Form S-1 not later than 45 days after the date of such ineligibility and use its reasonable best efforts to have such registration statement declared effective as promptly as practicable.

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(h) Priority on Demand Registration or Shelf Takedown . If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise the Holders that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i) first, to the Holders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all Holders, until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration;

(ii) second, the securities for which inclusion in such Registration Statement was requested by the Company; and

(iii) third, Common Shares requested by other holders of Common Shares (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than Registrable Securities held by the Holders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, filed hereunder would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to adversely affect in any material respect the Company or its business or the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 60 days, or for periods exceeding, in the aggregate, 90 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the

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Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the demanding Holder shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2(e). The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 2 written notice of any postponement made in accordance with the preceding sentence.

(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the Holders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by the Holders, subject to the consent, not to be unreasonably withheld or delayed, of the Company. If the Holders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, the Holders shall so advise the Company in writing. The right of any Holder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting and each such Holder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (B) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an Underwritten Offering pursuant to this Section 2, the other Holders, provided, further, that no such Person (other than the Company) shall be required to make any representations or warranties other than (x) those related to the title and ownership of, and power and authority to transfer, Registrable Securities and (y) those related to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Holder. Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 5.

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3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (other than (x) a registration pursuant to this Agreement or (y) a registration relating solely to employee benefit plans or any dividend or distribution reinvestment or similar plan, or relating to a registration relating solely to the sale of debt or convertible debt instruments), whether or not for its own account, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the Holders of its intention to effect such a registration, which notice shall be held in confidence by the Holders until such registration is publicly disclosed, and will include in such registration all Registrable Securities held by the Holders with respect to which the Company has received from the Holder a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the Holder has made such a written request, it may withdraw its or any Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the Holder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise the Holders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any Holder to registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and any Holder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company. If the Holder disapproves of the terms of the underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the Holders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by all Holders, until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration and (iii) third, Common Shares requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of Common Shares requested to be included in the Piggyback Registration by such other requesting persons, or in such other manner as such other requesting persons shall agree.

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(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of other holders of the Company’s securities, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities shall include securities requested to be included therein by the holder(s) making demand for such Underwritten Offering together with any Registrable Securities requested to be included in such registration by the Holders on a pro rata basis relative to the number of total Common Shares or Preferred Shares requested to be included therein by such other holder(s) and the number of Registrable Securities requested to be included therein by the Holders.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Request (other than a Shelf Registration Statement), the Company shall furnish or otherwise make available to the Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein and including Free Writing Prospectuses) with respect to a Demand Registration to which Holders or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

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(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify each selling Holder of Registrable Securities, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 4(m) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

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(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by the Holders, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the Holders or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

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(h) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request;

(i) Reserved;

(j) upon the occurrence of any event contemplated by Section 4(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement (and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel (subject to such counsel’s receipt of any reasonably requested undertakings and representations from the Holders in order to deliver such opinion) as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any legend upon sale by the Holders or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to deposit such Registrable Securities with The Depository Trust Company);

(l) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed;

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(m) in the case of any Underwritten Offering in which any Holder participates, enter into an underwriting agreement containing customary provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(n) in the case of any Underwritten Offering in which any Holder participates, (A) make reasonably available, for inspection by a representative of the Holders, the managing underwriters of such offering and one law firm acting for all of the Holders selling Registrable Securities in such offering and one law firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its Subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such representative, managing underwriters or law firms or accounting firms in connection with such offering, (C) make the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firms of any material Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each Holder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession), (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters and to each Holder selling Registrable Securities in such offering in connection therewith (subject to delivery to outside counsel of each such Holder’s representation that it is knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with an offering of securities registered pursuant to the Securities Act), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters and (E) deliver such documents and certificates as may be reasonably requested by a Holder selling Registrable Securities in such offering, the managing underwriters of such offering or their counsel to evidence the continued validity of the representations and warranties made pursuant to Section 4(m) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company (it being understood that the above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder); provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

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(o) in the case of any Underwritten Offering in which any Holder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities, in each case as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request);

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(r) cooperate with the Holders subject to the Registration Statement and with the underwriter(s) or agent participating in the distribution, if any, to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, in which case the Company shall furnish or otherwise make available to such Holder a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier) and including all comments reasonably and timely requested by such Holder thereon.

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If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each Holder holding Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Sections 2(h), 3(d), 3(e) or any other section herein, (i) all Registrable Securities transferred by a Holder to a Charitable Organization in connection with an underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by each Holder (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of Registrable Securities transferred by such Holder to a Charitable Organization in connection with such underwritten offering.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus,

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Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) Indemnification by Holder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders holding Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors and officers, and controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

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(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any

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action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder holding Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Reserved.

(f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6. Registration Expenses . All fees and expenses incurred in the performance of or compliance with this Agreement by the Company including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) with respect to compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by the Holders), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any comfort letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) reasonable, documented out-of-pocket fees and expenses of outside legal counsel (together with appropriate local counsel) to the Holders retained in connection with registrations or Underwritten Offerings contemplated hereby in an amount not to exceed $100,000 for each registration and Underwritten Offering, (viii) all reasonable fees and disbursements of underwriters (other than those described in the next paragraph) customarily paid by issuers or sellers of securities, and (ix) all other costs, fees and expenses incident to the

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Company’s performance or compliance with this Agreement (other than those described in the next paragraph), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), (ii) expenses (other than the Company’s internal expenses) in connection with any offering pursuant to a Demand Request or Shelf Takedown begun pursuant to Section 2, the request of which has been subsequently withdrawn by the demanding Holder unless (x) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the demanding Holder of at the time of such request, or (y) the Holder issuing such Demand Request or requesting such Shelf Takedown, as applicable, has not withdrawn two Demand Requests relating to Underwritten Offerings of a type not covered by the foregoing clauses (ii)(x)(A) or (ii)(x)(B) or (z) after the demanding Holder’s withdrawal of two such Demand Requests where such withdrawal is not covered by clauses (iii)(x)(A) or (iii)(x)(B), such demanding Holder agrees to forfeit its right to one Demand Registration pursuant to Section 2 with respect to the limit set forth in Section 2(e) or (iii) any other expenses of the Holders holding Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

7. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any of the Holders, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any of the Holders) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and will, within the limitations of the exemption provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC, instruct the transfer agent to remove the restrictive legend affixed to any Common Shares or Preferred Shares to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC.

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8. Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

9. Miscellaneous.

(a) Termination. The provisions of this Agreement (other than Section 5 and Section 6) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which the Holders cease to own any Registrable Securities or Preferred Shares and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any Underwritten Offering of Registrable Securities (whether or not such Holder is participating in such transaction) upon the request of the Company and the underwriter(s) managing such Underwritten Offering, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company and each of the Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and

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shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. CD&R Investor may assign any of its rights, interests and obligations hereunder to any Permitted Rights Transferee who acquires at least 5% of the then-outstanding Common Shares (on an as-converted basis), and in the event of, and as a condition to, any such assignment, such assignee shall enter into a joinder agreement substantially in the form of Exhibit A hereto. The Holders acknowledge that no limited partner of an investment fund managed by Clayton, Dubilier & Rice, LLC or any portfolio company thereof (excluding the Company and its Subsidiaries) will be deemed to be a Holder for purposes of this Agreement. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of a Holder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e) or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the Holder), any portion of such Registrable Securities that are transferred to a Permitted Rights Transferee prior to the execution of an underwriting agreement in connection with an Underwritten Offering, provided that the notice (or Demand Request, as applicable) described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Permitted Rights Transferee, the relationship (if any) of such Permitted Rights Transferee with the Company, their beneficial ownership of Common Shares or Preferred Shares, the Registrable Securities held by such Permitted Rights Transferee to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto. The parties agree that upon CD&R Investor’s assignment of any of its rights, interests and obligations hereunder to any Permitted Rights Transferee in connection with CD&R Investor’s transfer of Registrable Securities or Preferred Shares to any Permitted Rights Transferee who acquires at least 5% of the then-outstanding Common Shares (on an as-converted basis), the parties will act in good faith to amend this Agreement to provide for the assignment of such rights, interests and obligations to such new Holder.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

If to the Company, to:

Columbus McKinnon Corporation

13320 Ballantyne Corporate Place, Suite D

Charlotte, NC 28277

Attention: [•]

Email: [•]

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with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention:	James L. Kelly;
Ilya A. Bubel
Email:	james.kelly@us.dlapiper.com;
ilya.bubel@us.dlapiper.com

if to a Holder, to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attn: Andrew Campelli, Michael Pratt

Email: acampelli@cdr-inc.com, mpratt@cdr-inc.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attention: Morgan J. Hayes, Uri Herzberg, Katherine Durnan Taylor

Email: mjhayes@debevoise.com, uherzberg@debevoise.com, ketaylor@debevoise.com or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) Preservation of Rights. The Company will not (i) grant any registration right to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders.

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(h) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(k) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder (other than CD&R Investor) covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of CD&R Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of CD&R Investor or of any Affiliate or assignee thereof, as such for any obligation of CD&R Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Counterparts; PDF Signatures . This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by PDF signature(s).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

COLUMBUS MCKINNON CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

[•]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]